Exhibit 10.6

EXECUTION COPY

CREDIT AGREEMENT

dated as of April 27, 2012

among

THE ALLSTATE CORPORATION
ALLSTATE INSURANCE COMPANY
ALLSTATE LIFE INSURANCE COMPANY,
as Borrowers

The Lenders Party Hereto

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent

CITIBANK, N.A. and BANK OF AMERICA, N.A.,
as Documentation Agents,

and

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

J.P.  MORGAN SECURITIES LLC and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

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(ii)

Allstate Credit Agreement

Schedule 4.1

CREDIT AGREEMENT, dated as of April 27, 2012, among THE ALLSTATE CORPORATION, ALLSTATE INSURANCE COMPANY, ALLSTATE LIFE INSURANCE COMPANY, the LENDERS party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent, CITIBANK, N.A. and BANK OF AMERICA, N.A., as Documentation Agents, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1        Defined Terms.  As used in this Credit Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.8(b).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agents.

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof.  As of the Effective Date, the Aggregate Commitment is $1,000,000,000.

“Agreement Date” means April 27, 2012.

“Allstate Insurance” means Allstate Insurance Company, an Illinois insurance company.

“Allstate Life” means Allstate Life Insurance Company, an Illinois insurance company.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½

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of 1% and (c) the Adjusted LIBO Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate for a one month interest period appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Facility Fee Percentage” means at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth in the following table under the heading “Facility Fee Percentage” next to such Pricing Level, in each case subject to the provisos set forth in the following table:

Pricing Level	Facility Fee Percentage

Pricing Level I	0.080%
Pricing Level II	0.100%
Pricing Level III	0.125%
Pricing Level IV	0.150%
Pricing Level V	0.175%
Pricing Level VI	0.225%
Pricing Level VII	0.275%

Changes in the Applicable Facility Fee Percentage resulting from a change in the Pricing Level shall become effective on the effective date of any change in the S&P Rating or Moody’s Rating, as the case may be.  Notwithstanding anything herein to the contrary, in the event of a split in the S&P Rating and Moody’s Rating that would otherwise result in the application of more than one Pricing Level (had the provisions regarding the applicability of other Pricing Levels contained in the definitions thereof not been given effect), then the Applicable Facility Fee Percentage shall be determined using, in the case of a split by one rating category, the higher Pricing Level, and in the case of a split by more than one rating category, the Pricing Level that is one level lower than the Pricing Level within which the higher of the two rating categories falls.

“Applicable Margin” means at all times during which the applicable Pricing Level set forth below is in effect:  (i) with respect to Eurodollar Borrowings, the percentage set forth in the following table under the heading “Eurodollar Margin” next to such Pricing Level, and (ii) with respect to ABR Borrowings, the percentage set forth in the following table under the heading “ABR Margin” next to such Pricing Level, in each case subject to the provisos set forth in the following table:

Allstate Credit Agreement

Pricing Level	Eurodollar Margin	ABR Margin

Pricing Level I	0.795%	0.000%
Pricing Level II	0.900%	0.000%
Pricing Level III	1.000%	0.000%
Pricing Level IV	1.100%	0.100%
Pricing Level V	1.200%	0.200%
Pricing Level VI	1.275%	0.275%
Pricing Level VII	1.475%	0.475%

Changes in the Applicable Margin resulting from a change in the Pricing Level shall become effective on the effective date of any change in the S&P Rating or Moody’s Rating, as the case may be.  Notwithstanding anything herein to the contrary, in the event of a split in the S&P Rating and Moody’s Rating that would otherwise result in the application of more than one Pricing Level (had the provisions regarding the applicability of other Pricing Levels contained in the definitions thereof not been given effect), then the Applicable Margin shall be determined using, in the case of a split by one rating category, the higher Pricing Level, and in the case of a split by more than one rating category, the Pricing Level that is one level lower than the Pricing Level within which the higher of the two rating categories would otherwise fall.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.10 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Approved Fund” means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Bankruptcy Event” means, with respect to any Person, such Person’s becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, having taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such

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Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benefit Arrangement” means an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, collectively, the Company and the Subsidiary Borrowers.

“Borrowing” means Loans to the same Borrower of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Company (on its own behalf or on behalf of a Subsidiary Borrower) for a Borrowing in accordance with Section 2.3.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Change in Control” means that (i) any “person” (as such term is used in Sections 13(d) and 14(d) the Exchange Act but excluding any profit sharing or pension plan operated for the benefit of employees of the Company or its Affiliates), is or becomes the “beneficial owner” (as defined in Rules 13d 3 and 13d 5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire without condition (other than the passage of time) whether such rights are exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the common stock of the Company on a fully diluted basis, (ii) Persons (“Existing Directors”) who are directors of the Company on the Agreement Date plus Persons (“Nominated Directors”) nominated by Persons who constitute at least a majority of the board of directors of the Company on the Agreement Date (or any combination of Existing Directors, Nominated Directors and Persons nominated by a majority of Existing Directors and Nominated Directors) shall cease to constitute at least a majority of the members of the board of directors of the Company or (iii) the failure of the Company to own, directly or indirectly, beneficially and of record, 100% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding equity securities of each Subsidiary Borrower on a fully diluted basis.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder in an aggregate outstanding amount not exceeding the amount of such Lender’s Commitment as set forth on Schedule 2.1, or in the Assignment and Assumption or Increase Supplement or any agreement executed in accordance with Section 2.8(b) pursuant to which such Lender shall have assumed its Commitment, as applicable, as such commitment may be reduced or increased from time to time pursuant to Section 2.5 or pursuant to assignments by or to such Lender pursuant to Section 10.4.

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“Company” means The Allstate Corporation, a Delaware corporation.

“Confidential Information” has the meaning assigned to such term in Section 10.13.

“Consolidated Subsidiary” means, at any date, any Subsidiary or other Person, the accounts of which are consolidated with those of the Company in its consolidated financial statements as of such date.

“Consolidated Total Assets” means, at any date, the total assets of the Company and its Consolidated Subsidiaries at such date determined on a consolidated basis in accordance with GAAP, excluding assets of Variable Interest Entities to the extent that any Debt thereof is excluded pursuant to clause (d) of the proviso in the definition of Debt.

“Consolidated Total Capital” means, at any date, without duplication, the sum of (i) the aggregate shareholders’ equity, less (ii) accumulated other comprehensive income, plus (iii) the effects of unrealized gains or losses in respect of equity securities reported in accumulated other comprehensive income, plus (iv) the amounts recorded on the Company’s financial statements related to Hybrid Securities to the extent given equity treatment by Standard & Poor’s at the time of the issuance thereof, plus (v) the amounts recorded on the Company’s financial statements related to Surplus Notes to the extent treated as equity under Statutory Accounting Principles, plus (vi) Consolidated Total Debt at such date, all as determined on a consolidated basis for the Company and its Consolidated Subsidiaries in accordance with GAAP as in effect on the Agreement Date or as otherwise applicable pursuant to Section 1.4.

“Consolidated Total Debt” means, at any date, all Debt of the Company and its Consolidated Subsidiaries at such date determined on a consolidated basis in accordance with GAAP as in effect on the Agreement Date or as otherwise applicable pursuant to Section 1.4.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Parties” means the Agents and the Lenders.

“Debt” of any Person means, at any date, without duplication:

(i)       all obligations of such Person for borrowed money properly recordable as a liability on the financial statements of such Person,

(ii)       all obligations of such Person, properly recordable as a liability on the financial statements of such Person, evidenced by bonds, debentures, notes, or other similar instruments,

(iii)      all obligations of such Person to pay the deferred purchase price of property except trade accounts payable arising in the ordinary course of business,

(iv)      the net present value of future minimum lease payments under capital leases,

(v)       all direct recourse payment obligations of such Person in respect of any accounts receivable sold by such Person,

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(vi)      the aggregate liquidation preference of all preferred securities that are mandatorily redeemable, exchangeable or convertible into debt at the option of the holder or redeemable at the option of the holder,

(vii)      all Debt (as defined in clauses (i) through (vi) above) of others to the extent secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and

(viii)     all Debt (as defined in clauses (i) through (vii) above) of others to the extent Guaranteed by such Person; provided, that Debt guaranteed pursuant to Article 7 shall be treated only as Debt of the Borrower whose Debt is guaranteed;

provided that Debt shall not include:

(a)        insurance or reinsurance policies, synthetic reinsurance, including but not limited to notes some or all of whose principal is accorded equity treatment under Statutory Accounting Principles and that are issued by a captive reinsurer, trust (including a Delaware statutory trust) or other special purpose vehicle, or other instruments, including funding agreements and guaranteed investment contracts, sold in the ordinary course of such Person’s insurance business,

(b)       liabilities in respect of Securities Transactions that are permissible for such Person effectuating the transaction,

(c)       Debt (as defined in clauses (i) through (vi) above) of others to the extent secured by a Lien incurred pursuant to an investment undertaking of such Person that meets the following criteria:  (x) the investment is in a limited partnership, limited liability company or other investment entity pursuant to which such Person’s capital commitment or limited partnership, membership or other ownership interest may be pledged to support obligations of the investment entity, and (y) the Lien is limited to such Person’s limited partnership, membership, or other ownership interest in such entity,

(d)       liabilities recorded on the financial statements of such Person in connection with the consolidation of a Variable Interest Entity under Financial Accounting Standards Board Interpretation No. 46R if the satisfaction of such liabilities is limited to the assets of the Variable Interest Entity,

(e)       liabilities recorded on the financial statements of such Person for non-recourse debt secured solely by an investment asset or other asset held in connection with an investment transaction in an aggregate outstanding principal amount not in excess of 10% of Consolidated Total Capital,

(f)       liabilities in respect of Medium Term Notes,

(g)       any amounts recorded on such Person’s financial statements related to Hybrid Securities to the extent given equity treatment by Standard & Poor’s at the time of the issuance thereof and Surplus Notes to the extent treated as equity under Statutory Accounting Principles, and

(h)      the first $500,000,000 of liabilities that would otherwise constitute “Debt” under clauses (vii) and (viii) above.

“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

Allstate Credit Agreement

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Credit Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Documentation Agents” means Citibank, N.A. and Bank of America, N.A., in their capacity as documentation agents for the Lenders hereunder.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“dollars” or “$” refers to lawful money of the United States of America.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system maintained by the Securities and Exchange Commission.

“Effective Date” means the date on which the conditions specified in Section 5.1 are satisfied (or waived in accordance with Section 10.2).

“Eligible Institution” means (i) any commercial bank, investment bank, trust company, banking association, financial institution, mutual fund, pension fund or any Approved Fund or (ii) any Lender or any Affiliate or any Approved Fund of such Lender, provided that an insurance company shall not, under any circumstance, constitute an Eligible Institution.

“Environmental Laws” means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or other governmental restrictions relating to the protection of the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemical or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the generation, processing, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes, or the clean up or other remediation thereof, and when such term is used in reference to the Company and its Subsidiaries, it shall apply to their direct activities and not activities covered under insurance policies or other instruments sold, underwritten or reinsured by them.

“ERISA” means the Employee Retirement Income Security Act of 1974.

Allstate Credit Agreement

“ERISA Group” means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at the Adjusted LIBO Rate plus any Applicable Margin.

“Event of Default” has the meaning assigned to such term in Article 8.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Credit Agreement” means, the Credit Agreement, dated as of May 8, 2007, among the Company, Allstate Insurance, Allstate Life, the lenders party thereto, Wachovia Bank, National Association, as syndication agent, Bank of America, N.A. and Citibank, N.A., as documentation agents, Lehman Brothers Bank, FSB, Merrill Lynch Bank USA, Morgan Stanley Bank and William Street Commitment Corporation, as co-agents, and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.8(a).

“Extension Date” has the meaning assigned to such term in Section 2.8(a).

“Extension Request” has the meaning assigned to such term in Section 2.8(a).

“Facility Fee” has the meaning assigned to such term in Section 3.3(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

Allstate Credit Agreement

“Guarantee” by any Person means any obligation, primary or secondary, contingent or otherwise, of such Person guaranteeing any Debt (as defined in clauses (i) through (viii) of the definition of Debt) of any other Person or in any manner providing for the payment of any such Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep well, to purchase assets, goods, securities or services, or to take or pay or otherwise), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a correlative meaning.

“Guaranteed Obligations” has the meaning assigned to such term in Section 7.1.

“Hybrid Securities” means long-term securities that (i) are contractually subordinated to senior indebtedness, (ii) allow the issuer to temporarily defer the payment of interest, and (iii) receive a certain degree of equity classification by Standard & Poor’s as of the date of issuance thereof.

“Increase Supplement” means an increase supplement in the form of Exhibit D.

“Indemnitee” has the meaning assigned to such term in Section 10.3(b).

“Information Memorandum” means the Confidential Information Memorandum dated March, 2012, relating to the Borrowers and the Transactions.

“Insurance Company” means Allstate Insurance, Allstate Life, and any other Subsidiary that is an insurance company.

“Interest Election Request” means a request by the Company (on behalf of the applicable Borrower) to convert or continue a Borrowing in accordance with Section 3.2.

“Interest Payment Date” means (i) with respect to any ABR Loan, the last day of each March, June, September and December, (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Eurodollar Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (iii) as to all Loans, the Maturity Date.

“Interest Period” means the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or if made available by all of the Lenders, nine or twelve months thereafter, as the Company (on behalf of the applicable Borrower) may elect, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Increase Supplement or Section 2.8, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

Allstate Credit Agreement

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” of any Person means (i) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of any asset recorded as such on the financial statements of such Person or (ii) the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to any asset recorded as such on the financial statements of such Person.

“Listed Insurance Subsidiary” means any company identified on Schedule 4.1 as an insurance company and any Subsidiary into which such company shall merge or consolidate or to which such company shall sell or transfer all or any substantial portion of its property and assets, in a transaction described in Section 6.7(b).

“Loan” means a Loan referred to in Section 2.1 and made pursuant to Section 2.4.

“Loan Documents” means this Credit Agreement and the Notes.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, (ii) the ability of any Borrower to perform any of its obligations under any Loan Document or (iii) the rights of or benefits available to any Credit Party under any Loan Document.

“Material Debt” means, as of any date, Debt (determined without regard to the clauses (d) through and including (h) of the proviso of the definition of the term “Debt” but excluding the Debt under the Loan Documents) of any one or more of the Company or any Material Subsidiary in an aggregate principal amount exceeding $200,000,000 (or its equivalent in any other currency).  For purposes of determining Material Debt, the “principal amount” of any Debt referred to in the previous sentence at any time shall be the maximum aggregate amount (giving effect to any netting agreements) exclusive of interest and fees that the Company or any Material Subsidiary, as applicable, would be required to pay if such Debt became due and payable on such day.

“Material Plan” means at any time any Plan or Plans having aggregate Unfunded Liabilities in excess of $150,000,000.

“Material Subsidiary” means, collectively, (i) the Subsidiary Borrowers and (ii) any other Subsidiary which, as of the last day of the most recently completed fiscal year, satisfies any one or more of the following three tests determined on a consolidated basis in accordance with GAAP (after

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intercompany eliminations and net of the effect of intercompany reinsurance):  (a) the Company and the other Subsidiaries’ investments in and advances to such Subsidiary exceed 10% of Consolidated Total Assets, (b) the Subsidiary’s proportionate share of Consolidated Total Assets consisting of the property of such Subsidiary exceeds 10% of Consolidated Total Assets or (c) the Company and the other Subsidiaries’ equity in the income (not to include losses) from continuing operations before income taxes (adjusted to exclude catastrophe losses in excess of 10% of earned premiums, other than temporary impairments in excess of $500,000,000, extraordinary items, the cumulative effect of a change in accounting principle, and any non-recurring event that impacts a single fiscal year) of such Subsidiary exceeds 10% of the income (to include losses) from continuing operations before income taxes (adjusted to exclude catastrophe losses in excess of 10% of earned premiums, other than temporary impairments in excess of $500,000,000, extraordinary items, the cumulative effect of a change in accounting principle, and any non-recurring event that impacts a single fiscal year) of the Company and the Subsidiaries.

“Maturity Date” means April 27, 2017, as the same may be extended pursuant to Section 2.8.

“Medium Term Notes” means fixed, floating and index notes which are either unsecured or are secured by one or more funding agreements and are issued by the Company, a Subsidiary or a trust (including a statutory Delaware trust) or other special purpose vehicle to retail or institutional investors the net proceeds of which are utilized to purchase a like amount of assets to be held by the Company or one or more of its Subsidiaries and whereby the instrument to be issued is a privately placed note or registered security, not an insurance contract or funding agreement of any type.

“Moody’s Rating” means at any time, the then current rating (including the failure to rate) by Moody’s Investors Service, Inc. (or any successor thereto) of the Company’s senior unsecured, unguaranteed long term debt.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Non-Extending Lender” has the meaning assigned to such term in Section 2.8(b).

“Non-Material Subsidiary Plan” means at any time any Plan or Plans established or maintained by a Subsidiary (other than a Subsidiary Borrower) having aggregate Unfunded Liabilities less than $25,000,000.

“Note” means, with respect to each Lender, a promissory note evidencing such Lender’s Loans to a Borrower payable to the order of such Lender (or, if required by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit C.

“Obligations” means (i) the due and punctual payment of (a) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company and

Allstate Credit Agreement

the Subsidiary Borrowers to the Credit Parties, or that are otherwise payable to any Credit Party, under the Loan Documents and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company and the Subsidiary Borrowers under or pursuant to the Loan Documents.

“Participant” has the meaning assigned to such term in Section 10.4(d).

“Participant Register” has the meaning assigned to such term in Section 10.4(d).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pricing Level” means Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V, Pricing Level VI, or Pricing Level VII, as the context may require.

“Pricing Level I” means, any time when (i) no Event of Default has occurred and is continuing, and (ii) the S&P Rating is AA- (or any successor rating) or higher or the Moody’s Rating is Aa3 (or any successor rating) or higher.

“Pricing Level II” means, any time when (i) no Event of Default has occurred and is continuing, (ii) the S&P Rating is A+ (or any successor rating) or higher, or the Moody’s Rating is A1 (or any successor rating) or higher and (iii) Pricing Level I does not apply.

“Pricing Level III” means, any time when (i) no Event of Default has occurred and is continuing, (ii) the S&P Rating is A (or any successor rating) or higher, or the Moody’s Rating is A2 (or any successor rating) or higher and (iii) and neither Pricing Level I nor II is applicable.

“Pricing Level IV” means, any time (i) no Event of Default has occurred and is continuing, (ii) the S&P Rating is A- (or any successor rating) or higher, or the Moody’s Rating is A3 (or any successor rating) or higher and (iii) and Pricing Levels I, II, and III are not applicable.

“Pricing Level V” means, any time (i) no Event of Default has occurred and is continuing, (ii) the S&P Rating is BBB+ (or any successor rating) or higher, or the Moody’s Rating is Baa1 (or any successor rating) or higher and (iii) and Pricing Levels I, II, III and IV are not applicable.

“Pricing Level VI” means, any time when (i) no Event of Default has occurred and is continuing, (ii) the S&P Rating is BBB (or any successor rating) or higher, or the Moody’s Rating is Baa2 (or any successor rating) or higher and (iii) and Pricing Levels I, II, III, IV and V are not applicable.

“Pricing Level VII” means, any time when none of Pricing Levels I, II, III IV, V and VI are applicable.

Allstate Credit Agreement

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Proceedings” has the meaning assigned to such term in Section 4.5.

“Register” has the meaning assigned to such term in Section 10.4(c).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Change” means the occurrence, after the date of this Credit Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change” regardless of the date enacted, adopted, issued or implemented.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time but subject to Section 2.10, Lenders having Commitments representing more than 50% of the total Commitments or, if the Commitments shall have terminated, Lenders having outstanding Loans representing more than 50% of the aggregate outstanding principal balance of the Loans of all Lenders.

“S&P Rating” means at any time, the then current rating (including the failure to rate) by Standard & Poor’s of the Company’s senior unsecured, unguaranteed long term debt.

“Securities Transaction” means any securities lending transaction, repurchase transaction, reverse repurchase transaction or dollar roll transaction or any liability to return collateral in connection with a derivatives transaction or any similar transaction that would be accounted for as a secured borrowing or as a liability to return collateral in accordance with Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” and related official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

Allstate Credit Agreement

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or any successor thereto).

“Statutory Accounting Principles” means the rules and procedures prescribed or permitted by the relevant state of domicile for determining an insurer’s financial condition or results of operation for statutory purposes.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D).  Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Statutory Statement” means, for any Insurance Company, for each fiscal year of such Insurance Company, the most recent annual statement, prepared in accordance with Statutory Accounting Principles, required to be filed with the appropriate regulatory authority and, for each fiscal quarter of such Insurance Company, the quarterly statement required by Section 6.1(e), which quarterly statement shall be prepared in accordance with Statutory Accounting Principles.

“Subsidiary” means, at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Subsidiary Borrowers” means Allstate Insurance and Allstate Life.

“Surplus Notes” means unsecured notes or debentures or contribution certificates issued by an insurance company that (i) are subordinated to policyholders and senior indebtedness (including the indebtedness under this Credit Agreement and the Notes), (ii) require the prior approval of the insurance department of the issuer’s state of domicile for the payment of principal or interest, and (iii) receive equity treatment for all or a portion of the principal amount under Statutory Accounting Principles.

“Syndication Agent” means Wells Fargo Bank, National Association, in its capacity as syndication agent for the Lenders hereunder.

“Taxes” means any present or future tax, assessment, fee or other charge or levy imposed by any Governmental Authority.

“Total Credit Exposure” means, with respect to any Lender at any time, the outstanding principal balance of such Lender’s Loans at such time.

“Transactions” means (i) the execution, delivery and performance by each Borrower of each Loan Document to which it is a party, (ii) the borrowing of the Loans and (iii) the use of the proceeds of the Loans.

Allstate Credit Agreement

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate (without consideration of the Alternate Base Rate) or the Alternate Base Rate.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“USA PATRIOT Act” has the meaning assigned to such term in Section 10.14.

“U.S. Taxes” means any present or future tax, assessment, fee or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

“Variable Interest Entity” means an entity defined as a Variable Interest Entity under Financial Accounting Standards Board Interpretation No. 46R.

“Wholly-Owned Subsidiary” of a given Person means any Person, all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by the given Person or one or more other Wholly-Owned Subsidiaries or by the given Person and one or more other Wholly-Owned Subsidiaries.

Section 1.2        Classification of Loans and Borrowings.  For purposes of this Credit Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).  Borrowings may also be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.3        Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement, (vi) any reference herein to a fiscal year or fiscal quarter shall be construed to refer to a fiscal year or fiscal quarter of the Company, and (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.4        Accounting Terms; GAAP and Statutory Accounting Principles.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or Statutory Accounting Principles, as applicable, as in effect on the Agreement Date.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Credit Agreement, the Company may elect to (i) compute any such ratio or

Allstate Credit Agreement

requirement in accordance with GAAP as amended or (ii) continue to compute any such ratio or requirement in accordance with GAAP prior to such change therein, provided that, if the Company elects to continue to compute any such ratio or requirement in accordance with GAAP prior to such change therein, the Company shall provide the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall on each date of calculation be valued at the full stated principal amount thereof.

ARTICLE 2.

THE CREDITS

Section 2.1        Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to any Borrower in dollars from time to time during the Availability Period in an aggregate principal amount as to all Borrowers that will not result in (a) such Lender’s Total Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the Total Credit Exposures exceeding the Aggregate Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans.

Section 2.2        Loans and Borrowings.

(a)        Each Loan made to a Borrower shall be made as part of a Borrowing consisting of Loans made by the Lenders to such Borrower ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)        Subject to Section 3.4, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, in each case as the Company (on behalf of the applicable Borrower) may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Credit Agreement.

(c)        At the commencement of each Interest Period for any Eurodollar Borrowing made to a Borrower, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that integral multiple of $1,000,000 and not less than $5,000,000, provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments.  Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding to all Borrowers.

Allstate Credit Agreement

(d)        Notwithstanding any other provision of this Credit Agreement, the Company (on behalf of the applicable Borrower) shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.3        Requests for Borrowings.

(a)        To request a Borrowing, the Company (on behalf of the applicable Borrower) shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent signed by the Company (on behalf of the applicable Borrower).  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

(i)         the identity of the Borrower;

(ii)        the aggregate amount of the requested Borrowing;

(iii)       the date of such Borrowing, which shall be a Business Day;

(iv)       whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v)        in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)       the location and number of the applicable Borrower’s account to which funds are to be disbursed.

(b)        If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Company (on behalf of the applicable Borrower) shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.4        Funding of Borrowings.

(a)        Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  Subject to Section 5.2, the Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting or otherwise transferring the amounts so received, in like funds, to the account of such Borrower as specified in the Borrowing Request pursuant to Section 2.3(a)(vi) and designated by the Company (on behalf of such Borrower) in the applicable Borrowing Request.

Allstate Credit Agreement

(b)        Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section, and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate that would be otherwise applicable to such Borrowing.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.5        Termination, Reduction and Increase of Commitments.

(a)        Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)        The Company may at any time terminate, or from time to time reduce, the Commitments, provided that (i) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.7, the sum of the Total Credit Exposures would exceed the Aggregate Commitment and (ii) each such reduction shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(c)        [Intentionally Omitted].

(d)        Provided that at the time of and immediately after giving effect thereto, no Default shall exist and be continuing, the Company may at any time and from time to time, at its sole cost, expense and effort, request any one or more of the Lenders to increase its Commitment (the decision to increase the Commitment of a Lender to be within the sole and absolute discretion of such Lender), or any other Person reasonably satisfactory to the Administrative Agent to provide a new Commitment, by submitting to the Administrative Agent an Increase Supplement duly executed by each Borrower and each such Lender or other Person, as the case may be.  If such Increase Supplement is in all respects reasonably satisfactory to the Administrative Agent, it shall execute such Increase Supplement and deliver a copy thereof to the Company and each such Lender or other Person, as the case may be.  Upon execution and delivery of such Increase Supplement by the Administrative Agent, (i) in the case of each such Lender, its Commitment shall be increased to the amount set forth in such Increase Supplement and (ii) in the case of each such other Person, such other Person shall become a party hereto and have the rights and obligations of a Lender under the Loan Documents and its Commitment shall be as set forth in such Increase Supplement; provided, however, that on the effective date of any increase in the Commitments:

(A)       immediately after giving effect thereto, the sum of all increases in the aggregate Commitments made pursuant to this Section 2.5(d) shall not exceed $500,000,000;

(B)       each such increase shall be in an amount not less than $50,000,000 or such amount plus an integral multiple of $10,000,000;

Allstate Credit Agreement

(C)       (i) each such increasing Lender and each such other Person shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal its Applicable Percentage of such outstanding Loans, and (ii) each Borrower shall be deemed to have repaid and reborrowed all of its outstanding Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Company on behalf of such Borrower, in accordance with the requirements of Section 2.3).  The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by such Borrower pursuant to the provisions of Section 3.6 if the deemed payment occurs other than on the last day of the related Interest Periods;

(D)       each such other Person shall have delivered to the Administrative Agent and the Company all forms, if any, that are required to be delivered by such other Person pursuant to Section 3.7(c); and

(E)       the representations and warranties of the Borrowers set forth in Article 4 shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the effective date of any increase in the Commitments except to the extent that any such representations and warranties expressly relate to an earlier date (including those contained in Sections 4.4(a), 4.4(b) and 4.8), in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall have been true and correct in all respects) on and as of such earlier date (and the Administrative Agent shall have received such evidence and other related documents as the Administrative Agent may reasonably request with respect to the Borrowers’ authorization of the increase and their respective obligations hereunder).

(e)        The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section shall be irrevocable, provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Each reduction, and any termination, of the Commitments shall be permanent and, except as provided in Section 2.8, each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.6        Repayment of Loans; Evidence of Debt.

(a)        Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower on the Maturity Date.  The amounts payable by each Borrower at any time hereunder and under the Notes to each Lender shall be a separate and independent debt; provided that no Borrower shall be

Allstate Credit Agreement

obligated to pay or repay any amounts owed or borrowed by any other Borrower, except as set forth in Article 7.

(b)        Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)        The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Borrower thereof, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower for the account of the Lenders and each Lender’s share thereof.

(d)        The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall, to the extent not inconsistent with any entries made in the Notes, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans made to it by any Lender in accordance with the terms of this Credit Agreement.

(e)        At any time after the initial borrowing under this Credit Agreement, any Lender may request that the Loans made by it to a Borrower be evidenced by a single Note of such Borrower.  In such event, such Borrower shall prepare, execute and deliver to such Lender, a Note payable to the order of such Lender substantially in the form of Exhibit C.  In addition, if requested by a Lender, its Note may be made payable to such Lender and its registered assigns in which case all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in like form payable to the order of the payee named therein and its registered assigns.

(f)        In the event that a Lender has requested a Note under this Credit Agreement and thereafter requests a replacement thereof, upon receipt of (i) either the Note to be replaced or (ii) an affidavit of such Lender as to the circumstances under which such Note was destroyed or lost together with such indemnification of the applicable Borrower as shall be reasonably satisfactory to it, such Borrower shall execute and deliver to such Lender a replacement Note.

Section 2.7        Prepayment of Loans.

(a)        Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b)        In the event of any partial reduction or termination of the Commitments, then (i) at or prior to the date of such reduction or termination, the Administrative Agent shall notify the Company and the Lenders of the aggregate outstanding principal amount of all Lenders’ Loans after giving effect thereto and (ii) if such sum would exceed the Aggregate Commitment after giving effect to such reduction or termination, then the Borrowers shall, on the date of such reduction or termination, prepay Borrowings in an aggregate amount sufficient to eliminate such excess.

(c)        The Company, on behalf of the applicable Borrower, shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case

Allstate Credit Agreement

of a prepayment of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid by the applicable Borrower, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.5, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.5.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment under Section 2.7(a) of a Borrowing shall, when added to the amount of each concurrent reduction of the Commitments and prepayment of Borrowings under such Section, be in an integral multiple of $1,000,000 and not less than $5,000,000.

(d)        Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.1.

Section 2.8        Extension of Maturity Date.

(a)        Request for Extension.  The Company may (not more than twice during the term of this Credit Agreement), by notice to the Administrative Agent (which shall promptly notify the Lenders) not more than 90 days and not less than 30 days prior to each of the first and second anniversary of the Effective Date (each such anniversary date, an “Extension Date”), request (each, an “Extension Request”) that the Lenders extend the Maturity Date then in effect (the “Existing Maturity Date”) for an additional one year.  Each Lender, acting in its sole discretion, shall, by notice to the Company and the Administrative Agent given not later than the 20th day (or such later day as shall be acceptable to the Company) following the date of the Company’s notice, advise the Company and the Administrative Agent whether or not such Lender agrees to such extension; provided that any Lender that does not so advise the Company and the Administrative Agent shall be deemed to have rejected such Extension Request.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(b)        Replacement of Non-Extending Lenders.  Provided that no Default shall have occurred and be continuing, the Company shall have the right at any time on or prior to the relevant Extension Date to replace any Lender which has not consented to the Extension Request (each, a “Non-Extending Lender”) with, and otherwise add to this Credit Agreement, one or more other Eligible Institutions (which may include any Lender) (each an “Additional Commitment Lender”) in each case with the consent of the Administrative Agent (such consent in each case not to be unreasonably withheld).  If some or all of the Commitment of a Non-Extending Lender is being assumed by one or more Additional Commitment Lenders, such Non-Extending Lender shall enter into an Assignment and Assumption with such Additional Commitment Lender(s) pursuant to which such Additional Commitment Lender(s) shall, effective as of the Extension Date, (i) assume all or a portion of such Non-Extending Lender’s Commitment and (ii) purchase at par (or such other amount as may be agreed to by such Non-Extending Lender and the respective Additional Commitment Lender) for cash all or a portion of the Loans made by such Non-Extending Lender, in each case as may be specified in such Assignment and Assumption.

(c)        Effectiveness of Extension.  Effective as of the Extension Date, the Maturity Date, with respect to the Commitment of each Lender that has agreed to so extend its Commitment and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Maturity Date (or, if such date is not a Business day, such Maturity Date as so extended shall be the

Allstate Credit Agreement

preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Credit Agreement.

Notwithstanding the foregoing, the extension of the Existing Maturity Date shall not be effective with respect to any Lender unless as of the relevant Extension Date (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrowers set forth in Article 4 shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Extension Date except to the extent that any such representations and warranties expressly relate to an earlier date (including those contained in Sections 4.4(a), 4.4(b) and 4.8), in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall have been true and correct in all respects) on and as of such earlier date (and the Administrative Agent shall have received a certificate, in form and substance satisfactory to the Administrative Agent, to such effect from the chief financial officer, the controller or any other senior financial officer of the Company, together with such evidence and other related documents as the Administrative Agent may reasonably request with respect to the Borrowers’ authorization of the extension and their respective obligations hereunder).

Notwithstanding anything herein to the contrary, with respect to the Commitment of any Non-Extending Lender whose Commitment has not been fully assumed by one or more Additional Commitment Lenders, the Maturity Date for such Lender shall remain unchanged and, notwithstanding anything in Section 2.9 to the contrary, the Loans made by such Lender and not purchased by one or more Additional Commitment Lenders shall be repayable on such date by the applicable Borrower without (i) there being any requirement that any such repayment be shared with other Lenders or (ii) the repayment of any Loans made by Lenders that approved the Extension Request.  In addition, on the Extension Date, each Borrower agrees to pay all accrued and unpaid interest, fees and other amounts (other than principal to the extent covered by the first sentence of the paragraph) then due under this Credit Agreement from such Borrower to each Lender consenting to the Extension Request, each Non-Extending Lender and each Additional Commitment Lender.  In connection with the payments referred to in the first sentence of this paragraph, each Borrower shall be deemed to have repaid and re-borrowed all of the Loans remaining outstanding after such payments as of the Extension Date (with such re-borrowing to consist of the Types of Loans, with related Interest Periods, if applicable, specified in a notice delivered by the Company on behalf of such Borrower in accordance with the requirements of Section 2.3).  Solely for the purpose of calculating break funding payments under Section 3.6, the assignment by any Non-Extending Lender of any Eurodollar Loan prior to the last day of the Interest Period applicable thereto in accordance with this Section 2.8 shall be deemed to constitute a prepayment by a Borrower of such Eurodollar Loan.

Section 2.9        Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)        Each Borrower shall make each payment required to be made by it hereunder or under the Note made by it (whether of principal of Loans, interest or fees, or of amounts payable under Sections 2.5(d)(C), 2.8, 3.5, 3.6, 3.7 or 10.3, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim, and shall not be refundable under any circumstances.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its office at 1111 Fannin Street, Floor 10, Houston, Texas 77002, or such other office as to which the Administrative Agent may notify the other parties hereto, and except that payments pursuant to Sections 3.5, 3.6, 3.7 or 10.3 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the

Allstate Credit Agreement

appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)        If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal of Loans, interest, fees and commissions then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties and (ii) second, towards payment of principal of Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans then due to such parties.

(c)        If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans made to a Borrower resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans made to such Borrower and accrued interest thereon than the proportion received by any other Lender with respect to the Loans made by such other Lender to such Borrower, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans made to such Borrower of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, and accrued interest on, their respective Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Credit Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)        Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due from a Borrower to the Administrative Agent for the account of the applicable Credit Parties hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Credit Parties the amount due.  In such event, if such Borrower has not in fact made such payment, then each such Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Credit Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with generally recognized banking industry practices on interbank compensation.

(e)        If any Credit Party shall fail to make any payment required to be made by it pursuant to Section 2.4(b), 2.9(d) or 10.3(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Credit Party to satisfy such Credit Party’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Allstate Credit Agreement

Section 2.10      Defaulting Lenders.  Notwithstanding any provision of this Credit Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)        fees payable pursuant to Section 3.3(a) shall continue to accrue on the Commitment of such Defaulting Lender only to the extent of the Total Credit Exposure of such Defaulting Lender; and

(b)        the Commitment and Total Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.2); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

In the event that the Administrative Agent and the Company each agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender shall no longer be a Defaulting Lender under this Agreement at such time.

ARTICLE 3.

INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.1        Interest.

(a)        The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin and the Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(b)        Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section or (ii) in the case of any other amount, 2% plus the Alternate Base Rate.

(c)        Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d)        All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall

Allstate Credit Agreement

be determined by the Administrative Agent, and such determination shall be conclusive absent clearly demonstrable error.

Section 3.2        Interest Elections Relating to Borrowings.

(a)        Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or pursuant to Section 2.3(b).  Thereafter, the Company (on behalf of the applicable Borrower) may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect an Interest Period therefor, all as provided in this Section.

(b)        To make an election pursuant to this Section, the Company (on behalf of the applicable Borrower) shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Company (on behalf of the applicable Borrower) were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company (on behalf of the applicable Borrower).

(c)        Each telephonic and written Interest Election Request shall specify the following information:

(i)         the identity of the Borrower;

(ii)        the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iv) and (v) of this paragraph shall be specified for each resulting Borrowing);

(iii)       the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iv)       whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(v)        if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company (on behalf of the applicable Borrower) shall be deemed to have selected an Interest Period of one month’s duration.

(d)        Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)        If the Company (on behalf of the applicable Borrower) fails to deliver a timely Interest Election Request prior to the end of the Interest Period applicable thereto, then, unless such

Allstate Credit Agreement

Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company (on behalf of the applicable Borrower), then, so long as an Event of Default is continuing, (i) no outstanding Borrowing of any Borrower may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing of each Borrower shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 3.3        Fees.

(a)        The Company agrees to pay to the Administrative Agent for the account of each Lender, a facility fee (“Facility Fee”), which shall accrue at a rate per annum equal to the Applicable Facility Fee Percentage on the daily amount of the Commitment of such Lender (regardless of usage) during the period from and including the Agreement Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Loans outstanding after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily outstanding principal amount of such Lender’s Loans from and including the date on which such Lender’s Commitment terminates to but excluding the date on which all Loans of such Lender have been paid in full.  Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year, and on each date on which the Commitments are permanently reduced, commencing on the first such date to occur after the Agreement Date, provided that all unpaid Facility Fees shall be payable on the date on which the Commitments terminate.  All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)        The Company agrees to pay to each Credit Party, for its own account, fees and other amounts (other than principal or interest) payable in the amounts and at the times separately agreed upon between the Company and such Credit Party.

(c)        All fees and other amounts (other than principal or interest) payable hereunder shall be paid on the dates due, in immediately available funds.  Fees and other amounts (other than principal or interest) paid shall not be refundable under any circumstances.

Section 3.4        Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)        the Administrative Agent determines, which determination (if made on a reasonable basis) shall be conclusive, that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)        the Administrative Agent is advised by Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Allstate Credit Agreement

Section 3.5        Increased Costs; Illegality.

(a)        If any Regulatory Change shall:

(i)         impose, modify or deem applicable any reserve, special deposit compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)        impose on any Credit Party or the London interbank market any other condition, cost or expense affecting this Credit Agreement, any Eurodollar Loans made by such Credit Party or any participation therein, or

(iii)       subject any Credit Party to any Taxes (other than (A) U.S. Taxes in respect of which payments of additional amounts are required under Section 3.7(a), (B) Taxes described in Section 3.7(a)(i)-(iii), (C) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Credit Party being organized under the laws of, or having its principal office in or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), and (D) any Taxes attributable to such Credit Party’s failure to comply with Section 3.7(c)) on any of its obligations under the Loan Documents, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing shall be to increase the cost to such Credit Party of making or maintaining any Loan hereunder or to increase the cost to such Credit Party or to reduce the amount of any sum received or receivable by such Credit Party hereunder (whether of principal, interest or otherwise), then the Company will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such additional costs incurred or reduction suffered as reasonably determined by such Credit Party (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with the manner in which such Credit Party treats similarly situated customers of the applicable Credit Party under agreements having provisions similar to this Section 3.5 after consideration of such factors as such Credit Party then reasonably determines to be relevant).

(b)        If any Credit Party determines that any Regulatory Change regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Credit Party’s capital or on the capital of such Credit Party’s holding company, if any, as a consequence of this Credit Agreement or the Loans made, by such Credit Party to a level below that which such Credit Party or such Credit Party’s holding company could have achieved but for such Regulatory Change (taking into consideration such Credit Party’s policies and the policies of such Credit Party’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party or such Credit Party’s holding company for any such reduction suffered as reasonably determined by such Credit Party (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with the manner in which such Credit Party treats similarly situated customers of the applicable Credit Party under agreements having provisions similar to this Section 3.5 after consideration of such factors as such Credit Party then reasonably determines to be relevant).

Allstate Credit Agreement

(c)        A certificate of a Credit Party setting forth the amount or amounts necessary to compensate such Credit Party or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay such Credit Party the amount shown as due on any such certificate within ten days after receipt thereof.

(d)        Failure or delay on the part of any Credit Party to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Credit Party pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Credit Party notifies the Borrowers of the Regulatory Change giving rise to such increased costs or reductions and of such Credit Party’s intention to claim compensation therefor.

(e)        Notwithstanding any other provision of this Credit Agreement, if, after the Agreement Date, any Regulatory Change shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Company and to the Administrative Agent:

(i)         such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, as applicable, for an additional Interest Period shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as applicable), unless such declaration shall be subsequently withdrawn; and

(ii)        such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans, as of the effective date of such notice as provided in the last sentence of this paragraph.

In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans, as applicable.  For purposes of this paragraph, a notice to the Company by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Company.

Section 3.6        Break Funding Payments.  In the event of (a) the payment, prepayment or deemed prepayment (voluntary or otherwise) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Company pursuant to Section 3.8(b), then, in any such event, the relevant Borrower or the Company, as applicable, shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount

Allstate Credit Agreement

determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company (on behalf of the relevant Borrower) and shall be conclusive absent manifest error.  The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

Section 3.7        U.S. Taxes.

(a)        Each Borrower agrees to pay to each Foreign Lender such additional amounts as are necessary in order that the net payment of any amount due to such Foreign Lender under the Loan Documents after deduction for or withholding in respect of any U.S. Taxes collectible by withholding and imposed with respect to such payment, will not be less than the amount such Foreign Lender would have received had no such withholdings or deductions for U.S. Taxes been made, provided that the foregoing obligation to pay such additional amounts shall not apply:

(i)         with respect to any U.S. Taxes collectible by withholding or deduction that are imposed on payments to or for the account of such Foreign Lender with respect to any applicable interest in a Loan or Commitment pursuant to any law in effect on the Agreement Date (or on the date such Foreign Lender becomes a Lender as provided in Section 10.4, except for assignments made at the request of the Company pursuant to Section 3.8(b)) or on the date of any change in the applicable lending office of such Foreign Lender, in each case, except to the extent that pursuant to this Section 3.7(a), amounts with respect to such U.S. Taxes were payable either to such Foreign Lender’s assignor immediately before such Lender became a party hereto or such Foreign Lender immediately before it changed its lending office, or

(ii)        to any Foreign Lender if such Foreign Lender fails to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Foreign Lender if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes; or

(iii)       with respect to any U.S. Taxes imposed under FATCA.

(b)        Within 30 days after paying any amount to the Administrative Agent or any Foreign Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company (on behalf of the relevant Borrower) shall deliver to the Administrative Agent for delivery to such Foreign Lender evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

(c)        Not later than the Effective Date or, in the case of any Person that becomes a Lender pursuant to Section 10.4, the date of the execution and delivery of the Assignment and Assumption pursuant to which such Person becomes a Lender, and annually thereafter or at such other times as the Company may reasonably request or as required under applicable law, each Lender (to the extent that such Lender, in its sole discretion, believes that it is so entitled), shall provide the Company

Allstate Credit Agreement

and the Administrative Agent with two duly completed copies of the relevant Internal Revenue Service forms certifying its entitlement to a complete exemption from or any reduction of withholding on any interest to be received by it under the Loan Documents in respect of the Loans.

(d)        Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any U.S. Taxes described in Section 3.7(a) for which a Borrower is required to pay additional amounts attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such U.S. Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d)(ii) relating to the maintenance of a Participant Register and (iii) any Taxes other than U.S. Taxes for which a Borrower is required to pay additional amounts attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with the Loan Documents, and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 3.7(d).

(e)        If a payment made to or for the account of a Lender hereunder would be subject to U.S. Taxes collectible by withholding imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 3.7(e), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

(f)        If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.7 (including by the payment of additional amounts pursuant to Section 3.7(a)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.7(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  This Section 3.7(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 3.8        Mitigation Obligations.

(a)        If any Lender requests compensation under Section 3.5, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of

Allstate Credit Agreement

any Lender pursuant to Section 3.7, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.5 or 3.7, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)        If (i) any Lender requests compensation under Section 3.5, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7 or (iii) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense (including the fees referred to in Section 10.4(b)) and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under the Loan Documents to an Eligible Institution that shall assume such obligations (which Eligible Institution may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.5 or payments required to be made pursuant to Section 3.7, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Credit Parties (and each Subsidiary Borrower, as to itself, represents and warrants to the Credit Parties) that:

Section 4.1        Corporate Existence; Subsidiaries.

(a)        The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power to conduct its business as presently conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(b)        Each Material Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate or analogous powers to conduct its business as presently conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Allstate Credit Agreement

(c)        Schedule 4.1 sets forth as of the Agreement Date the name of each Subsidiary that is a Wholly-Owned Subsidiary, a Listed Insurance Subsidiary or a Material Subsidiary and identifies the jurisdiction of organization of each such Subsidiary.

Section 4.2        Corporate and Governmental Authorization; No Contravention.

(a)        Each Borrower has full corporate power and authority to execute, deliver and perform its obligations under this Credit Agreement and the Notes executed by it and to comply with all of the provisions of this Credit Agreement and the Notes executed by it, and all necessary corporate or similar proceedings of such Borrower have been duly taken to authorize the execution, delivery and performance by such Borrower of this Credit Agreement and the Notes executed by it.

(b)        No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange, are necessary for the execution, delivery or performance by any Borrower of this Credit Agreement or the Notes executed by it, or for the legality, validity or enforceability hereof or thereof.

(c)        None of the execution and delivery of this Credit Agreement and the Notes, the consummation of the transactions herein contemplated or compliance by any Borrower with all of the terms and provisions of this Credit Agreement or the Notes executed by such Borrower will conflict with or result in a breach which would constitute a material default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of such Borrower, material to such Borrower, pursuant to the terms of any indenture, loan agreement, or other agreement or instrument for borrowed money to which such Borrower is a party or by which such Borrower may be bound or to which any of the property or assets of such Borrower, material to such Borrower, is subject, nor will such action result in any material violation of the provisions of the charter or by laws of such Borrower or any statute or any order, rule or regulation applicable to such Borrower or any of its Material Subsidiaries of any Governmental Authority having jurisdiction over such Borrower or such Subsidiary, and no consent, approval, authorization or other order of, or filing with, any Governmental Authority is required for the execution and delivery of this Credit Agreement and the Notes, the consummation of the transactions herein contemplated or compliance by the Company with all of the terms and provisions of this Credit Agreement, provided that (i) the Borrowers make no representations or warranties with respect to any securities or blue sky laws of political subdivisions of the United States of America or any laws or treaties of any country (or political subdivision thereof) other than the United States of America and (ii) the effect of the laws of any jurisdiction (other than the States of New York or Illinois) that limit the interest, fees or other charges any Lender may impose.

Section 4.3        Binding Effect.  (i) This Credit Agreement constitutes a legal, valid and binding agreement of each Borrower, (ii) the Guarantee in Article 7 of this Credit Agreement constitutes a legal, valid and binding agreement of the Company and (iii) the Notes, when executed and delivered in accordance with this Credit Agreement, will constitute valid and binding obligations of the respective Borrower executing and delivering such Notes, in the case of each of the foregoing clauses (i) through (iii), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, rehabilitation, moratorium or other laws affecting creditors’ rights and rights of creditors of insurers generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4.4        Financial Information.

(a)        The consolidated statement of financial position of the Company and its Consolidated Subsidiaries as of December 31, 2011 and the related statements of operations,

Allstate Credit Agreement

comprehensive income, shareholders’ equity and cash flows for the fiscal year then ended, reported on by Deloitte & Touche, LLP, and heretofore furnished to the Administrative Agent and each of the Lenders, present fairly in all material respects, in conformity with GAAP, the financial position of the Company and its Consolidated Subsidiaries as of such date and their results of operations and cash flows for such fiscal year.

(b)        The respective Statutory Statements for Allstate Insurance and Allstate Life for the year ended at December 31, 2011 present fairly in all material respects, in conformity with Statutory Accounting Principles, the respective financial conditions of said companies as at said date and their respective results of operations for the fiscal year ended on said date.

(c)        Since December 31, 2011, there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries.

Section 4.5        Litigation.  Except as disclosed to the Lenders in writing (which shall include the Company’s Form 10-K and Allstate Life Insurance Company’s Form 10-K for the fiscal year ending December 31, 2011) prior to the date hereof, there are no legal, arbitral or governmental proceedings (including any proceeding instituted by any state insurance commission or similar regulatory body), pending to which the Company or any of its Material Subsidiaries is a party or to which any property of the Company or any of its Material Subsidiaries is the subject (collectively, “Proceedings”) which, if determined adversely to the Company or any of its Material Subsidiaries (and there exists a reasonable possibility of such adverse determination), individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened.

Section 4.6        Compliance with ERISA.  Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan (other than any Non-Material Subsidiary Plan) and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan (other than any Non-Material Subsidiary Plan).  No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan (other than any Non-Material Subsidiary Plan), (ii) failed to make any contribution or payment to any Plan (other than any Non-Material Subsidiary Plan) or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan (other than any Non-Material Subsidiary Plan) or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, provided, however, that in the case of a Benefit Arrangement established or maintained by or for a Subsidiary (other than a Subsidiary Borrower) such action or inaction has resulted or could result in the imposition of such a Lien or the posting of such a bond or other security in excess of $25,000,000, or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 4.7        Environmental Matters.  The Company has concluded reasonably that all Environmental Laws applicable to the Company and its Material Subsidiaries are unlikely to have a Material Adverse Effect.

Section 4.8        Taxes.  United States Federal income tax returns of the Company and its Material Subsidiaries have been closed through the fiscal year ended December 31, 2004.  All United States Federal income tax returns and all other material tax returns which are required to be filed have been filed by or on behalf of the Company and its Material Subsidiaries and all material taxes due with respect to the Company and its Material Subsidiaries pursuant to such returns and all material taxes due pursuant to any assessment received by the Company or any of its Material Subsidiaries have been paid, except those

Allstate Credit Agreement

assessments being contested in good faith by appropriate proceedings and where (in the opinion of the Company) adequate charges, accruals or reserves have been established on the books of the Company and its Subsidiaries, as applicable.

Section 4.9        Full Disclosure.  All written factual information heretofore furnished by the Company to the Administrative Agent or any Lender for purposes of or in connection with this Credit Agreement and the Information Memorandum was true and accurate in all material respects on the date as of which such information was stated or certified.

Section 4.10      Investment Company Act.  None of the Borrowers is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940.

Section 4.11      Federal Reserve Regulations.

(a)        Not more than 25% of the value (as determined by any reasonable method) of the assets subject to any restriction on (i) Liens set forth in Section 6.6 or (ii) sale or other disposition set forth in Section 6.7 is represented by Margin Stock.

(b)        No part of the proceeds of any Loan will be used, whether immediately, incidentally or ultimately, (i) to directly or indirectly purchase, acquire or carry any Margin Stock, (ii) directly or indirectly for any purpose that entails a violation of, or that is inconsistent with Regulations U or X, or (iii) to make a personal loan to any director or executive officer of any Borrower or any Subsidiary in violation of Section 402 of the Sarbanes Oxley Act of 2002.

ARTICLE 5.

CONDITIONS

Section 5.1        Effective Date.  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)        Credit Agreement.  The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Credit Agreement) that such party has signed a counterpart of this Credit Agreement.

(b)        Legal Opinions.  The Administrative Agent shall have received favorable written opinions (addressed to the Credit Parties and dated the Effective Date) from (i) Mary J. McGinn, Senior Vice President, Secretary and Deputy General Counsel of the Company and acting as counsel to the other Borrowers, and (ii) Dewey & LeBoeuf LLP, special New York counsel to the Borrowers, substantially in the forms of Exhibit B-1 and B-2, respectively, covering such other matters relating to the Borrowers, the Loan Documents and the Transactions as the Required Lenders shall reasonably request.  The Borrowers hereby request such counsel to deliver such opinions.

(c)        Organizational Documents, etc.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to (i) the organization, existence and good standing of each Borrower (including (x) a certificate of incorporation or formation of each Borrower, certified as of a recent date by the Secretary of State (or comparable official) of the jurisdiction of its incorporation or formation and (y) certificates of good

Allstate Credit Agreement

standing (or comparable certificates) for each Borrower, certified as of a recent date prior to the Effective Date, by the Secretary of State (or comparable official) of the jurisdiction of its incorporation or formation), (ii) the authorization of the Transactions, (iii) the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) any other legal matters relating to Borrowers, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)        Officer’s Certificate.  The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief executive officer or the chief financial officer or the controller of the Company confirming (i) that the representations and warranties of the Borrowers set forth in Article 4 are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the Effective Date except to the extent that any such representations and warranties expressly relate to an earlier date (including those contained in Sections 4.4(a), 4.4(b) and 4.8), in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of such earlier date and (ii) that there is no Default in existence as of the Effective Date.

(e)        Fees and Expenses.  All fees, expenses and other amounts due and payable on or prior to the Effective Date, including the reasonable fees and disbursements of counsel to the Administrative Agent, to the extent invoiced shall have been paid.

(f)        Existing Credit Agreement.  The commitments under the Existing Credit Agreement shall have been terminated and all amounts due thereunder shall have been paid and the Administrative Agent shall have received evidence, in form and substance satisfactory to it, thereof.

(g)        Other Documents.  The Administrative Agent shall have received such other documents as shall be reasonably required by it in connection therewith.

The Administrative Agent shall notify the Borrowers and the Credit Parties of the Effective Date, and each such notice shall be conclusive and binding.

Section 5.2        Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)        The representations and warranties of the Borrowers set forth in Article 4 (other than those contained in Section 4.4(c) and Section 4.5) shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing except to the extent that any such representations and warranties expressly relate to an earlier date (including those contained in Sections 4.4(a), 4.4(b) and 4.8), in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall have been true and correct in all respects) on and as of such earlier date.

(b)        At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Company, and, if applicable, the applicable Subsidiary Borrower, on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Allstate Credit Agreement

ARTICLE 6.

COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full, the Company covenants and agrees (and, to the extent applicable to it, each Subsidiary Borrower covenants and agrees) with the Credit Parties that:

Section 6.1        Financial Statements and Other Information.  The Company will furnish to each Credit Party the following, provided that the Company need not furnish copies of the information referred to in this Section if on or before the applicable day set forth below, such information is available (A) in the case of the information referred to in subsections (a), (b), (i) and (j) below, either on EDGAR or on the Company’s web site, and (B) in the case of the information referred to in subsections (c) and (d) below, on the Company’s web site:

(a)        as soon as available and in any event within 120 days after the end of each fiscal year, the Company’s annual meeting proxy statement and its Form 10-K containing a consolidated statement of financial position of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related statements of income, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche, LLP or another independent registered public accounting firm of nationally recognized standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)        as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the Company’s Form 10-Q containing a consolidated statement of financial position of the Company and its Consolidated Subsidiaries as of the end of such fiscal quarter and the related statements of income and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year ended at the end of such fiscal quarter;

(c)        as soon as available and in any event within 120 days after the end of each fiscal year of each Subsidiary Borrower, the Statutory Statement of such Subsidiary Borrower for such fiscal year and as filed with the insurance department of the State of domicile of such Subsidiary Borrower;

(d)        as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal quarters of each Subsidiary Borrower, quarterly Statutory Statements of such Subsidiary Borrower for such fiscal quarter and as filed with the insurance department of the State of domicile of such Subsidiary Borrower;

(e)        promptly after the financial statements referred to in clauses (a) and (b) above have been made available to the Credit Parties either through EDGAR or the Company’s web site (but in no event later than 120 days after the end of the relevant fiscal year or 60 days after the end of the relevant fiscal quarter, as applicable) or, in the event that the Company furnishes copies thereof to the Credit Parties, simultaneously with the delivery thereof, a certificate of the chief financial officer or the controller of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 6.9 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any

Allstate Credit Agreement

Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(f)        promptly after the financial statements referred to in clause (a) above have been made available to the Credit Parties either through EDGAR or the Company’s web site (but in no event later than 120 days after the end of the relevant fiscal year) or, in the event that the Company furnishes copies thereof to the Credit Parties, simultaneously with the delivery thereof, a certificate of the chief financial officer or the controller of the Company identifying each Subsidiary which is then a Material Subsidiary;

(g)        promptly after the financial statements referred to in clause (a) above have been made available to the Credit Parties either through EDGAR or the Company’s web site (but in no event later than 120 days after the end of the relevant fiscal year) or, in the event that the Company furnishes copies thereof to the Credit Parties, simultaneously with the delivery thereof, a statement of the independent registered public accounting firm which reported on such statements to the effect that in the course of their audit of such statements, nothing came to their attention that caused them to believe that the Company was not in compliance with the requirements of Section 6.9, insofar as such requirements relate to accounting matters;

(h)        within five days after any officer of the Company obtains knowledge that any Default has occurred and is continuing, a certificate of the chief financial officer or the controller of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(i)         written notice of any Proceedings promptly after a determination by the Company or the applicable Subsidiary Borrower that (i) such Proceedings, if determined adversely to the Company or any of its Material Subsidiaries individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect and (ii) there exists a reasonable possibility of such adverse determination.

(j)         promptly after being filed by the Company with the Securities and Exchange Commission, copies (without exhibits thereto) of any registration statement (other than any registration statement on Form S 8 or its equivalent) or any report on Form 8 K (or its equivalent); provided that the Company need not furnish such copies to the extent such registration statements or reports are made available to the Credit Parties either on EDGAR or the Company’s web site;

(k)        if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan (other than any Non-Material Subsidiary Plan) which might constitute grounds for a termination of such Plan (other than any Non-Material Subsidiary Plan) under Title IV of ERISA, or knows that the plan administrator of any Plan (other than any Non-Material Subsidiary Plan) has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan (other than any Non-Material Subsidiary Plan) is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan (other than any Non-Material Subsidiary Plan), a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan (other than any Non-Material Subsidiary Plan) under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan (other

Allstate Credit Agreement

than any Non-Material Subsidiary Plan) pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan (other than any Non-Material Subsidiary Plan) or Multiemployer Plan (other than any Non-Material Subsidiary Plan) or in respect of any Benefit Arrangement or makes any amendment to any Plan (other than any Non-Material Subsidiary Plan) or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, provided, however, that in the case of a Benefit Arrangement established or maintained by or for a Subsidiary (other than a Subsidiary Borrower) such action or inaction has resulted or could result in the imposition of such a Lien or the posting of such a bond or other security in excess of $25,000,000, a certificate of the chief financial officer or the controller of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

(l)         furnish to the Administrative Agent promptly such other information with documentation required by bank regulatory authorities under applicable “know your customer” and Anti Money Laundering rules and regulations (including, without limitation, the USA PATRIOT Act), as from time to time may be reasonably requested by the Administrative Agent; and

(m)       from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

Section 6.2        Maintenance of Property.  The Company will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

Section 6.3        Conduct of Business and Maintenance of Existence.

(a)        Neither the Company nor any of its Material Subsidiaries will engage to any substantial extent in any line or lines of business activity other than the business of owning and operating life and property and casualty insurance companies and financial services businesses (including investment operations) and businesses and activities related or incidental thereto.

(b)        Subject to Section 6.7, the Company will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective legal existence and their respective rights, privileges and franchises material to the conduct of their respective businesses; provided that, subject to Section 6.7, the Company may terminate the corporate existence of any Subsidiary (other than a Subsidiary Borrower) if such termination could not reasonably be expected to have a Material Adverse Effect or otherwise to be materially disadvantageous to the Lenders.

Section 6.4        Compliance with Laws.  The Company will make all good faith efforts to comply, and cause each Material Subsidiary to make all good faith efforts to comply, with all material applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where (in the opinion of the Company) adequate charges, accruals or reserves have been established on the books of the Company and its Subsidiaries, as applicable.

Section 6.5        Books and Records; Inspection Rights.  The Company will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in which entries which are full, true and correct in all material respects are made of all material and appropriate dealings and transactions

Allstate Credit Agreement

in relation to its business and activities.  The Company will, and will cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Company may, if it so chooses, be present at or participate in any such discussion with the independent accountants), all at such reasonable times during normal business hours and as often as reasonably requested.

Section 6.6        Negative Pledge.  The Company will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien securing Debt (determined without regard to the clauses (c) through and including (h) of the proviso of the definition of the term “Debt”) on the stock of any Listed Insurance Subsidiary (or on the stock of any Subsidiary that directly, or indirectly through other Subsidiaries, owns stock of any Listed Insurance Subsidiary) now owned or hereafter acquired by it, except any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings.  Notwithstanding the foregoing, in connection with marketing alliances or other promotional arrangements undertaken by one or both of the Subsidiary Borrowers, the Company or any of its Subsidiaries may pledge the stock of any Listed Insurance Subsidiary (other than stock of a Subsidiary Borrower) to secure Debt (determined without regard to the clauses (c) through and including (h) of the proviso of the definition of the term “Debt”) in an aggregate amount that, together with the aggregate liquidation preference of preferred stock permitted under the second sentence of Section 6.7(b), does not exceed $600,000,000 (or its equivalent in any other currency) at any one time outstanding.

Section 6.7        Consolidations, Mergers and Sales of Assets.

(a)        The Company will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, except that, if at the time thereof and immediately after giving effect thereto, no Default shall or would have occurred and be continuing, any Person may merge into the Company in a transaction in which the Company is the surviving entity.

(b)        Neither Subsidiary Borrower will merge into or consolidate with, any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, except that, if at the time thereof and immediately after giving effect thereto, no Default shall or would have occurred and be continuing, either Subsidiary Borrower may merge into or consolidate with any other corporation (the “successor corporation”) organized under the laws of the United States of America or any state thereof which is (x) the Company, (y) in the case of a merger or consolidation involving Allstate Insurance (or any successor thereto), a Wholly-Owned Subsidiary of the Company, provided that any direct or indirect parent thereof is not an insurance company or other entity subject to any law or regulation which could limit or restrict the ability of the survivor of such merger or consolidation to pay dividends or make other distributions or payments, directly or indirectly, to the Company, or (z) in the case of a merger or consolidation involving Allstate Life (or any successor thereto), a Wholly-Owned Subsidiary of the Company, and provided further that each Subsidiary Borrower covenants that any such consolidation, merger, sale or transfer shall be upon the conditions that the due and punctual payment of the principal and accrued interest on any Loans made to such Subsidiary Borrower, and the due and punctual performance and observance of all the terms, covenants and conditions of this Credit Agreement to be kept or performed by such Subsidiary Borrower shall, by an agreement supplemental hereto (which supplemental agreement shall be in form and substance satisfactory to the Administrative Agent and shall

Allstate Credit Agreement

become effective upon satisfaction or waiver of the conditions described in Section 5.1(b), (c), (d) and (e) in a form appropriate to such supplemental agreement), be assumed by the corporation (other than such Subsidiary Borrower) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Subsidiary Borrower, just as fully and effectually as if such successor had been the original Subsidiary Borrower; and in the event of any such sale or transfer the predecessor Subsidiary Borrower may be dissolved, wound up and liquidated at any time thereafter.  In addition, in connection with marketing alliances or other promotional arrangements undertaken by one or both of the Subsidiary Borrowers, the Subsidiary Borrowers may from time to time issue preferred stock to any Person, whether or not affiliated with the Company, having an aggregate liquidation preference (as to both Subsidiary Borrowers) that, together with the aggregate amount of Debt (determined without regard to the clauses (c) through and including (h) of the proviso of the definition of the term “Debt”) secured by Liens permitted under the second sentence of Section 6.6, does not exceed $600,000,000 (or its equivalent in any other currency) at any one time outstanding.  Notwithstanding anything in this Section 6.7 to the contrary, Allstate Insurance may transfer ownership of Allstate Life to the Company or to any other Wholly-Owned Subsidiary of the Company.

Section 6.8        Use of Proceeds.  The proceeds of the Loans will be used only for general corporate purposes not inconsistent with the terms hereof.  No part of the proceeds of any Loan will be used, whether immediately, incidentally or ultimately, (i) to directly or indirectly purchase, acquire or carry any Margin Stock, (ii) directly or indirectly for any purpose that entails a violation of Regulations U or X or (iii) to make a personal loan to any director or executive officer of any Borrower or any Subsidiary in violation of Section 402 of the Sarbanes Oxley Act of 2002.

Section 6.9        Ratio of Consolidated Total Debt to Consolidated Total Capital.  The Company will not permit Consolidated Total Debt at any time to exceed 37.5% of Consolidated Total Capital.

Section 6.10      Limitation on Issuance of Medium Term Notes.  The Company will not, and will not permit any of its Subsidiaries to, permit the aggregate principal amount of Medium Term Notes (other than Medium Term Notes secured by one or more funding agreements) issued after the Effective Date and outstanding at any time to exceed $3,000,000,000.

ARTICLE 7.

GUARANTEE

Section 7.1        Guarantee.  The Company hereby guarantees to each Credit Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, either Subsidiary Borrower and all other amounts from time to time owing to the Credit Parties by either Subsidiary Borrower under this Credit Agreement and under the Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).  The Company hereby further agrees that if either Subsidiary Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.  The Company further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Credit Party to any security held for payment of the Obligations or to any balance of any deposit account or credit on the

Allstate Credit Agreement

books of the Administrative Agent or any other Credit Party in favor of the Borrowers or any other Person.

Section 7.2        Obligations Unconditional.  The obligations of the Company under Section 7.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of either Subsidiary Borrower under this Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release of exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 7.2 that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not affect the liability of the Company hereunder:

(i)         at any time or from time to time, without notice to the Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)        any of the acts mentioned in any of the provisions of this Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted; or

(iii)       the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

The Company hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against either Subsidiary Borrower under this Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

Section 7.3        Reinstatement.  The obligations of the Company under this Article 7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of either Subsidiary Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Company agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 7.4        Subrogation.  Until the indefeasible payment in full in cash of all of the Obligations, the Company hereby waives all rights of subrogation or contribution, whether arising by operation of law (including any such right arising under the United States Bankruptcy Code) or otherwise, by reason of any payment by it pursuant to the provisions of this Article 7.

Allstate Credit Agreement

Section 7.5        Remedies.  The Company agrees that, as between the Company and the Credit Parties, the obligations of either Subsidiary Borrower under this Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Article 8 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article 8) for purposes of Section 7.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against either Subsidiary Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Subsidiary Borrower) shall forthwith become due and payable by the Company for purposes of said Section 7.1.

Section 7.6        Continuing Guarantee.  The guarantee in this Article 7 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

ARTICLE 8.

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)        any Borrower shall fail to pay any principal of any Loan when due; or

(b)        any Borrower shall fail to pay any interest on any Loan or any fee or any other amount payable by it hereunder within three Business Days after the due date thereof; or

(c)        the Company shall fail to observe or perform any covenant contained in Section 6.3(b), Section 6.6, Section 6.7, the first sentence of Section 6.8, Section 6.9 or Section 6.10 or the Company shall fail to make any payment required under Article 7; or

(d)        any Borrower shall fail to observe or perform any covenant or agreement contained in this Credit Agreement (other than those referred to in clauses (a) through (c) above) for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Lender; or

(e)        any representation, warranty, certification or statement made or deemed made herein (or in any modification or supplement hereto) by any Borrower, or any certificate, financial statement or other document delivered pursuant to the provisions, shall prove to have been incorrect in any material respect when made (or deemed made); or

(f)        the Company or any of its Material Subsidiaries shall fail to make any payment when due or within any applicable grace period in respect of any Material Debt (and such failure shall constitute an event of default (or similar event) under the relevant agreement) or any event or condition shall occur which results in the acceleration of the maturity of any such Material Debt by holders thereof exercising their rights so to accelerate; or

(g)        any Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or Title II of the Dodd-Frank Act, whether now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail

Allstate Credit Agreement

generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(h)        an involuntary case or other proceeding shall be commenced against any Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against any Borrower or any Material Subsidiary (in an involuntary case or other proceeding against such company) under the Federal bankruptcy laws as now or hereafter in effect; or

(i)         any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 (or its equivalent in any other currency), or members of the ERISA Group shall, in the aggregate, fail to pay when due an amount or amounts aggregating in excess of $50,000,000 (or its equivalent in any other currency), which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000 (or its equivalent in any other currency);

(j)         a judgment or order for the payment of money in excess of $150,000,000 (or its equivalent in any other currency) shall be rendered against the Company or any of its Material Subsidiaries and such judgment or order shall continue unsatisfied and unstayed (pursuant to laws, rules, court orders or settlement agreements) for a period of 45 days;

(k)        a Change in Control shall occur; or

(l)         any provision of Article 7 for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Company shall challenge the enforceability of any provision of Article 7 or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of Article 7 has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms) other than a release or waiver pursuant to Section 10.2;

then, and in every such event (other than an event described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to each Borrower, take either or both of the following actions (whether before or after the Effective Date), at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event described in clause (g) or (h) of this Article, the Commitments shall automatically terminate (whether before or after the Effective Date) and the principal

Allstate Credit Agreement

of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

ARTICLE 9.

THE ADMINISTRATIVE AGENT

Each Credit Party hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 10.2), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of the Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Credit Party, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers),

Allstate Credit Agreement

independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any Affiliate or, upon prior notice to the Company (provided that such notice shall not be required during the continuance of an Event of Default), any one or more sub agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by any Borrower of any rights hereunder.  The Administrative Agent and any such sub agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Credit Parties and the Company.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Credit Parties, appoint a successor Administrative Agent which shall be a bank with an office in New York City, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Company or any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company or such Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.  Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished thereunder.

Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

ARTICLE 10.

MISCELLANEOUS

Section 10.1      Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in

Allstate Credit Agreement

writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a)        if to the Company or a Subsidiary Borrower, to the Company or to such Subsidiary Borrower c/o the Company, as applicable, at 3075 Sanders Road, Suite G2H, Northbrook, Illinois 60062, Attention of: Christine Ieuter (Telephone No. (847) 402-6840; Facsimile No. (847) 402-9116), with a copy to the attention of Mario Rizzo (Telephone No. (847) 402-7621; Facsimile No. (847) 402-9116);

(b)        if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin Street, Floor 10, Houston, Texas 77002, Attention of Vashni Whittaker (Telephone No. (713) 483-1080; Facsimile No. (713) 750-2223); with a copy to JPMorgan Chase Bank, N.A., 277 Park Avenue, 11th Floor, New York 10172, Attention of Benjamin Whitmer (Telephone No. (212) 622-8864; Facsimile No. (917) 464-2338); and

(c)        if to any other Credit Party, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

Section 10.2      Waivers; Amendments.

(a)        No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

(b)        Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest (other than under Section 3.1(b)), or reduce any fees, payable under the Loan Documents, without the written consent of each Credit Party directly affected thereby, (it being understood that any amendment or modification to the financial definitions in this Credit Agreement or to the calculation or any financial covenant shall not constitute a reduction in the rate of interest or fees for the purposes of this clause (ii), notwithstanding the fact that such amendment or modification actually results in such a reduction), (iii) postpone the date of payment at stated maturity of any Loan, any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Commitments, without the written consent of each Credit Party directly affected thereby, (iv) change any provision hereof in a manner that would alter the

Allstate Credit Agreement

pro rata sharing of payments required by Section 2.9(c) or the pro rata reduction of Commitments required by Section 2.5(e), without the written consent of each Credit Party affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release the Company from its Guarantee, or limit its liability in respect of such Guarantee, without the written consent of each Lender, and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

(c)        Notwithstanding the foregoing, this Credit Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities or tranches of incremental facilities to this Credit Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Credit Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d)        If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Credit Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Credit Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 10.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 3.5 and 3.7, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.6 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e)        Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Credit Agreement to cure any ambiguity, omission, mistake, defect or inconsistency; provided that any such amendment, modification or supplement shall not be materially adverse to the Lenders. Upon the execution of such amendment, modification or supplement by the Borrowers and the Administrative Agent, the Administrative Agent shall promptly provide the Lenders with a copy thereof.

Section 10.3      Expenses; Indemnity; Damage Waiver.

(a)        The Company shall pay (i) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of each Loan Document or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions

Allstate Credit Agreement

contemplated thereby shall be consummated) and (ii) all reasonable out-of-pocket costs and expenses incurred by any Credit Party, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and any additional counsel for any Credit Party and any expert witness fees, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans, provided that the Lenders who are not the Administrative Agent shall be entitled to reimbursement under this clause (ii) for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

(b)        The Company shall indemnify each Credit Party and each Related Party thereof (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 10.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)        To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)        To the extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.

(e)        All amounts due under this Section shall be payable promptly but in no event later than ten days after written demand therefor.

Section 10.4      Successors and Assigns.

(a)        Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Institution in accordance with the provisions of paragraph (b) of this Section, (ii) by way of

Allstate Credit Agreement

participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b)        Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)         Minimum Amounts.

(A)       in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)       in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)        Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement.

(iii)       Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)       the consent of the Company (such consent not to be unreasonably withheld or delayed; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)       the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for an assignment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)       Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a

Allstate Credit Agreement

processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)        No Assignment to Borrowers. No such assignment shall be made to any Borrower or any of the Borrowers’ Affiliates or Subsidiaries.

(vi)       No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.5 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)        Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(iv) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.4(b), 2.9(d) or 10.3(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Credit Agreement unless it has been recorded in the Register as provided in this paragraph. The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)        Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or any Borrower or any Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and each

Allstate Credit Agreement

Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso in Section 10.2(b) that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.5, 3.6 and 3.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.9(c) as though it were a Lender. Each Lender that sells a participating interest shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it) (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it)) to any Person except to the extent that such disclosure is necessary to establish that such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it) is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)        Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.5 or 3.7 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with each Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.7 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.7(c) as though it were a Lender.

(f)        Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (and the related Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5      Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not

Allstate Credit Agreement

expired or terminated. The provisions of Sections 3.5, 3.6, 3.7 and 10.3, 10.9, 10.10 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitments or the termination of this Credit Agreement or any provision hereof.

Section 10.6      Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to any Credit Party or the syndication of the credit facilities established hereunder constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Credit Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

Section 10.7      Severability. In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.8      Right of Setoff. If an Event of Default shall have occurred and be continuing, each of the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Credit Agreement held by it, irrespective of whether or not it shall have made any demand under this Credit Agreement and although such obligations may be unmatured. The rights of each the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that it may have.

Section 10.9      Governing Law; Jurisdiction; Consent to Service of Process.

(a)        This Credit Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)        Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment

Allstate Credit Agreement

in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Administrative Agent or any other Credit Party may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Loan Documents against any Borrower, or any of its property, in the courts of any jurisdiction.

(c)        Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

Section 10.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

Section 10.12    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.13    Confidentiality. Except as provided in this Section 10.13, each Credit Party expressly agrees to maintain as confidential and not to disclose, publish or disseminate to any third parties any Confidential Information (as defined below) provided to it, provided, however, that nothing herein shall limit the disclosure of any Confidential Information (i) to its Related Parties (other than insurance Affiliates), counsel or other representatives reasonably required, in the opinion of the Credit Party, to

Allstate Credit Agreement

have such information, provided such Persons have agreed or are under a duty to keep all such information confidential in accordance with this Section 10.13, (ii) upon the request or demand of any regulatory agency, authority or self regulatory body having jurisdiction over or claiming authority to regulate or oversee any aspect of the business of such Credit Party or its Affiliates, (iii) to the extent required by applicable laws or regulations or pursuant to any subpoena, court or governmental order or similar legal process, provided that to the extent permitted by law and if practicable to do so under the circumstances, the Company is given prior notice of, and an opportunity to contest, the production of such Confidential Information (which notice and opportunity shall be reasonable under the circumstances), (iv) to any assignee of or Participant in, or any prospective assignee or participant in connection with any contemplated transfer pursuant to Section 10.4, provided that such transferee or prospective transferee shall have expressly agreed to be bound by the provisions of this Section 10.13, (iv) to any other party to this Credit Agreement, (v) to any direct or indirect contractual counterparty in a swap agreement, or such contractual counterparty’s professional advisor, provided that such contractual counterparty (or its Affiliates) is not a competitor of the Company or any of its Subsidiaries and such contractual counterparty, or such contractual counterparty’s professional advisor, shall have expressly agreed to be bound by the provisions of this Section 10.13, (vi) any nationally recognized rating agency, (vii) to the extent necessary in connection with the exercise of any remedy hereunder, (viii) in connection with any litigation or dispute to which one or more of the Borrowers and one or more of the Credit Parties is a party, (ix) with the consent of the Company, (x) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company, and (xi) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the Loans. Each Credit Party agrees that it will only use the Confidential Information in connection with the evaluation and administration of this credit facility and its Loans, and it will not use the Confidential Information for purposes of trading in the securities of the Company. For purposes of this Section 10.13, “Confidential Information” means any written or oral information provided under this Credit Agreement by or on behalf of any Borrower that, in the case of written information, is clearly marked “confidential” and in the case of oral information, that has been identified by its source as confidential, other than any Confidential Information which: (a) is or becomes generally available to the public other than as a result of a breach of this Section 10.13; (b) becomes available to a Credit Party on a non-confidential basis from a source other than the a Borrower, or one of its agents, which source is not known by such Credit Party to be bound by a confidentiality agreement with the Company or such Borrower; (c) was known to a Credit Party on a non-confidential basis prior to its disclosure to such Credit Party by the a Borrower, one of its agents or another Credit Party, (d) the Company has advised the Credit Party is no longer confidential or (e) to the extent the Company shall have consented to such disclosure in writing.

Section 10.14    USA Patriot Act Notice. Each Lender that is subject to the USA PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Patriot Act.

Section 10.15    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Credit Agreement provided by the Lenders are arm’s-length commercial transactions between such Borrower, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and

Allstate Credit Agreement

tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Remainder of Page Intentionally Left Blank]

Allstate Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement be duly executed by their respective authorized officers as of the day and year first above written.

THE ALLSTATE CORPORATION

By:	/s/ Steven E. Shebik
Name:	Steven E. Shebik
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Mario Rizzo
Name:	Mario Rizzo
Title:	Senior Vice President and Treasurer

ALLSTATE INSURANCE COMPANY

By:	/s/ Steven E. Shebik
Name:	Steven E. Shebik
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Mario Rizzo
Name:	Mario Rizzo
Title:	Senior Vice President and Treasurer

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ John C. Pintozzi
Name:	John C. Pintozzi
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Mario Rizzo
Name:	Mario Rizzo
Title:	Senior Vice President and Treasurer

Signature Page to Credit Agreement
The Allstate Corporation, et al

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By:	/s/ Melvin Jackson
Name:	Melvin Jackson
Title:	Executive Director

Signature Page to Credit Agreement
The Allstate Corporation, et al

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender and as Syndication Agent

By:	/s/ Grainne M. Pergolini
Name:	Grainne M. Pergolini
Title:	Director

Signature Page to Credit Agreement
The Allstate Corporation, et al

BANK OF AMERICA, N.A., individually as a Lender and as a Documentation Agent

By:	/s/ Matthew Peck
Name:	Matthew Peck
Title:	Vice President

Signature Page to Credit Agreement
The Allstate Corporation, et al

CITIBANK, N.A., individually as a Lender and as a Documentation Agent

By:	/s/ Robert Chesley
Name:	Robert Chesley
Title:	Vice President

Signature Page to Credit Agreement
The Allstate Corporation, et al

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Signature Page to Credit Agreement
The Allstate Corporation, et al

BARCLAYS BANK PLC, as a Lender

By:	/s/ Michael J. Mozer
Name:	Michael J. Mozer
Title:	Vice President

Signature Page to Credit Agreement
The Allstate Corporation, et al

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Peter J. Hallan
Name:	Peter J. Hallan
Title:	Vice President

Signature Page to Credit Agreement
The Allstate Corporation, et al

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Bonnie S. Wiskowski
Name:	Bonnie S. Wiskowski
Title:	Vice President

Signature Page to Credit Agreement
The Allstate Corporation, et al

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Paulette Truman
Name:	Paulette Truman
Title:	Vice President

Signature Page to Credit Agreement
The Allstate Corporation, et al

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ John S. McGill
Name:	John S. McGill
Title:	Director

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

Signature Page to Credit Agreement
The Allstate Corporation, et al

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title: Authorized Signatory

Signature Page to Credit Agreement
The Allstate Corporation, et al

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nicole R. Limberg
Name:	Nicole R. Limberg
Title: Vice President

Signature Page to Credit Agreement
The Allstate Corporation, et al

SCHEDULE 2.1

LIST OF COMMITMENTS

LENDER	COMMITMENT

JPMORGAN CHASE BANK, N.A.	$115,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION	$115,000,000

BANK OF AMERICA, N.A.	$100,000,000

CITIBANK, N.A.	$100,000,000

GOLDMAN SACHS BANK USA	$100,000,000

BARCLAYS BANK PLC	$90,000,000

THE NORTHERN TRUST COMPANY	$90,000,000

U.S. BANK NATIONAL ASSOCIATION	$90,000,000

THE BANK OF NEW YORK MELLON	$50,000,000

DEUTSCHE BANK AG NEW YORK BRANCH	$50,000,000

MORGAN STANLEY BANK, N.A.	$50,000,000

PNC BANK, NATIONAL ASSOCIATION	$50,000,000

AGGREGATE COMMITMENT	$1,000,000,000

Schedule 4.1

List of Wholly-Owned Subsidiaries, Material Subsidiaries

and Listed Insurance Subsidiaries

Note:    The following designations correspond to the following types of subsidiaries as defined in the Credit Agreement –

WO	=	Wholly-Owned Subsidiary
M	=	Material Subsidiary
LI	=	Listed Insurance Subsidiary

When used below, each such designation indicates that, as of the Agreement Date, the corresponding company met the definition for that type of subsidiary of The Allstate Corporation.  Other than as so designated, no meaning should be attached to the inclusion of any company on this schedule.  In addition, the mere inclusion of any company on this schedule does not imply, and shall not be taken as evidence, that the existence of that company, or the conduct of its business, is material to the business, financial position or results of operations of The Allstate Corporation and its Consolidated Subsidiaries taken as a whole.

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION	TYPE OF SUBSIDIARY
ALIC Reinsurance Company	South Carolina	WO, LI
ALIC Reinsurance Company II	Vermont	WO, LI
Allstate Assignment Company	Nebraska	WO
Allstate Assurance Company	Illinois	WO, LI
Allstate Bank	United States	WO
Allstate County Mutual Insurance Company	Texas	LI (Allstate Insurance Company acts as manager and officers and employees of AIC serve as its directors and officers)
Allstate Distributors, L.L.C.	Delaware	WO
Allstate Enterprises, LLC	Delaware	WO
Allstate Finance Company, LLC	Delaware	WO

Schedule 4.1

Allstate Financial Advisors, LLC	Delaware	WO
Allstate Financial Corporation	Illinois	WO
Allstate Financial Services, LLC	Delaware	WO
Allstate Financial, LLC	Delaware	WO
Allstate Fire and Casualty Insurance Company	Illinois	WO, LI
Allstate Indemnity Company	Illinois	WO, LI
Allstate Insurance Company	Illinois	WO, LI, M
Allstate Insurance Company of Canada	Canada	WO, LI
Allstate Insurance Holdings, LLC	Delaware	WO
Allstate International Holdings, Inc.	Delaware	WO
Allstate Investment Management Company	Delaware	WO
Allstate Investment Management Limited	United Kingdom	WO
Allstate Investments, LLC	Delaware	WO
Allstate Life Insurance Company	Illinois	WO, LI, M
Allstate Life Insurance Company of Canada	Canada	WO, LI

Schedule 4.1

Allstate Life Insurance Company of New York	New York	WO, LI
Allstate Motor Club, Inc.	Delaware	WO
Allstate New Jersey Insurance Company	Illinois	WO, LI
Allstate New Jersey Property and Casualty Insurance Company	Illinois	WO, LI
Allstate Non-Insurance Holdings, Inc.	Delaware	WO
Allstate North American Insurance Company	Illinois	WO, LI
Allstate Northern Ireland Limited	Northern Ireland	WO
Allstate Property and Casualty Insurance Company	Illinois	WO, LI
Allstate Settlement Corporation	Nebraska	WO
Allstate Texas Lloyd’s	Texas	LI (Allstate Texas Lloyd’s, Inc. is attorney-in-fact for this syndicate)
Allstate Texas Lloyd’s, Inc.	Texas	WO
Allstate Vehicle and Property Insurance Company	Illinois	WO, LI
American Heritage Life Insurance Company	Florida	WO, LI
American Heritage Life Investment Corporation	Delaware	WO

Schedule 4.1

American Heritage Service Company	Florida	WO
Answer Financial Inc.	Delaware	WO
AP Real Estate, LLC	Delaware	WO
AP Timber, LLC	Delaware	WO
Castle Key Indemnity Company	Illinois	WO, LI
Castle Key Insurance Company	Illinois	WO, LI
Charter National Life Insurance Company	Illinois	WO, LI
Current Creek Investments, LLC	Delaware	WO
E.R.J. Insurance Group, Inc.	Florida	WO
Encompass Floridian Indemnity Company	Illinois	WO, LI
Encompass Floridian Insurance Company	Illinois	WO, LI
Encompass Home and Auto Insurance Company	Illinois	WO, LI
Encompass Indemnity Company	Illinois	WO, LI
Encompass Independent Insurance Company	Illinois	WO, LI
Encompass Insurance Company	Illinois	WO, LI

Schedule 4.1

Encompass Insurance Company of America	Illinois	WO, LI
Encompass Insurance Company of Massachusetts	Massachusetts	WO, LI
Encompass Insurance Company of New Jersey	Illinois	WO, LI
Encompass Property and Casualty Company	Illinois	WO, LI
Encompass Property and Casualty Insurance Company of New Jersey	Illinois	WO, LI
Esurance Holdings, Inc.	Delaware	WO
Esurance Insurance Company	Wisconsin	WO, LI
Esurance Insurance Company of New Jersey	Wisconsin	WO, LI
Esurance Insurance Services, Inc.	Delaware	WO
Esurance Property and Casualty Insurance Company	California	WO, LI
First Colonial Insurance Company	Florida	WO, LI
Insurance Answer Center, LLC	Delaware	WO
Intramerica Life Insurance Company	New York	WO, LI
Ivantage Insurance Brokers Inc.	Canada	WO

Schedule 4.1

Ivantage Select Agency, Inc.	Illinois	WO
Kennett Capital, Inc.	Delaware	WO
Lincoln Benefit Life Company	Nebraska	WO, LI
North Light Specialty Insurance Company	Illinois	WO, LI
Northbrook Indemnity Company	Illinois	WO, LI
Northbrook Services, Inc.	Delaware	WO
Ocoma Industries, Inc.	Delaware	WO
Pablo Creek Services, Inc.	Illinois	WO
Pafco Insurance Company	Canada	WO, LI
Pembridge Insurance Company	Canada	WO, LI
Right Answer Insurance Agency, LLC	Delaware	WO
Road Bay Investments, LLC	Delaware	WO
Signature Agency, Inc.	Delaware	WO
Signature Motor Club, Inc.	Delaware	WO
Signature Motor Club of California, Inc.	California	WO

Schedule 4.1

Signature’s Nationwide Auto Club, Inc.	Delaware	WO
Signature’s Nationwide Auto Club of California, Inc.	California	WO
Sterling Collision Centers, Inc.	Delaware	WO
Surety Life Insurance Company	Nebraska	WO, LI
Tech-Cor, LLC	Delaware	WO

ALLSTATE EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Allstate Assignment and Assumption

________________________________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.         Borrowers:  The Allstate Corporation, Allstate Insurance Company and Allstate Life Insurance Company.

4.         Administrative Agent:  JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement.

5.         Credit Agreement:  The Credit Agreement dated as of April 27, 2012, among The Allstate Corporation, Allstate Insurance Company and Allstate Life Insurance Company, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as from time to time amended, supplemented or otherwise modified.

6.         Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/Loans[8]
		$___________	$___________	__%
		$___________	$___________	__%
		$___________	$___________	__%

[7.       Trade Date:  _____ __, 20__]9

5  List each Assignor, as appropriate.

6  List each Assignee, as appropriate.

7  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

9  To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Allstate Assignment and Assumption

Effective Date:  _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][10]

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][11]

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

10  Add additional signature blocks as needed.

11  Add additional signature blocks as needed.

Allstate Assignment and Assumption

[Consented to and][12] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:

[Consented to:][13]

[NAME OF RELEVANT PARTY]

By:
Title:

12  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

13  To be added only if the consent of the Company and/or other parties is required by the terms of the Credit Agreement.

Allstate Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                     Representations and Warranties

1.1                              Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document14, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                              Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.4(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.4(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender15, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                     Payments.  [From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.

14  The term “Credit Document” should be conformed to that used in the Credit Agreement.

15  The concept of  “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.

Allstate Assignment and Assumption

The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]  [From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.]16

3.                                     General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

16  Administrative Agent to select first or second alternative.

Allstate Assignment and Assumption

ALLSTATE EXHIBIT B-1

FORM OF OPINION OF INTERNAL COUNSEL TO THE BORROWERS

[ATTACHED]

Allstate Opinion of Internal Counsel

Mary J. McGinn
Deputy General Counsel

April 27, 2012

JPMorgan Chase Bank, N.A., as Administrative Agent

and the Lenders party to the Credit Agreement

referred to below

1111 Fannin Street, Floor 10

Houston, Texas 77002

Ladies and Gentlemen:

I am the Deputy General Counsel of The Allstate Corporation (the “Company”), and I and attorneys acting under my supervision have acted as counsel to the Company, Allstate Insurance Company (“Allstate Insurance”) and Allstate Life Insurance Company (“Allstate Life”, together with Allstate Insurance, the “Subsidiary Borrowers”; the Subsidiary Borrowers and the Company being referred to herein collectively as the “Borrowers”) in connection with the Credit Agreement (the “Credit Agreement”), dated as of April 27, 2012, by and among the Borrowers, the Lenders party thereto, Wells Fargo Bank, National Association, as Syndication Agent, Citibank, N.A. and Bank of America, N.A., as Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.  This opinion is rendered to you pursuant to Section 5.1(b) of the Credit Agreement.  Terms defined in the Credit Agreement are used herein as therein defined.

I or attorneys acting under my supervision have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. In our examination we have assumed the genuineness of all signatures (other than those of the Borrowers), the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.  I have obtained and relied upon, to the extent I deem appropriate, the certificates of officers or executives of the Borrowers and their Subsidiaries attached hereto and of public officials as to factual matters. I call to your attention the fact that in rendering my opinion, I am expressing my views only as to the internal laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction (or in the case of Delaware, any other laws) or as to matters of municipal law or the laws of any other local agencies within any state.

The Allstate Corporation

2775 Sanders Road, Suite A2W, Northbrook, IL 60062   847-402-6146   mary.mcginn@allstate.com

JPMorgan Chase Bank, N.A. et al.

April 27, 2012

Whenever a statement herein is qualified by “to the best of my knowledge” or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement.

Upon the basis of the foregoing, I am of the opinion that:

1.                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power to conduct its business as presently conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.  Each Subsidiary Borrower has been duly formed and is validly existing as an insurance company in good standing under the laws of the State of Illinois with full corporate power to conduct its business as presently conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

2.                                     Each Borrower has full corporate power to execute, deliver and perform its obligations under the Loan Documents to the extent it is a party thereto and to comply with all of the provisions of the Loan Documents, and all necessary corporate or similar proceedings of such Borrower have been duly taken to authorize the execution, delivery and performance of such Loan Documents by such Borrower.

3.                                     No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any securities exchange, are necessary for the execution, delivery or performance by any Borrower of any Loan Document, or for the legality, validity or enforceability thereof.

4.                                     None of the execution and delivery of any Loan Document, the consummation of the transactions therein contemplated or compliance by any Borrower with all of the terms and provisions of the Loan Documents to which it is a party will conflict with or result in a breach which would constitute a material default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of such Borrower, material to such Borrower, pursuant to the terms of, any indenture, loan agreement, or other agreement or instrument for borrowed money to which such Borrower is a party or by which such Borrower may be bound or to which any of the property or assets of such Borrower, material to such Borrower, is subject, nor will such action result in any material violation of the provisions of the charter or by-laws of such Borrower or any statute or any order, rule or regulation applicable to such Borrower or any of its Material Subsidiaries of any Governmental Authority having jurisdiction over such Borrower or such Subsidiary, and no consent, approval, authorization or other order of, or filing with, any Governmental Authority is required for the execution and delivery of any Loan Document to which it is a party, the consummation of the transactions therein contemplated or compliance by any Borrower with all of the terms and provisions of the Loan Documents to which it is a party, provided that I express no opinion with respect to (i) any securities or blue sky laws of the United States of America or its political subdivisions or any laws or treaties of any country (or political subdivision thereof) other than the

Allstate Opinion of Internal Counsel

JPMorgan Chase Bank, N.A. et al.

April 27, 2012

United States of America and (ii) the effect of the laws of any jurisdiction that limit the interest, fees or other charges any Lender may impose.

5.                                     Each Loan Document has been duly authorized, executed and delivered by each Borrower to the extent it is a party thereto.

6.                                     To the best of my knowledge, except as disclosed pursuant to Section 4.5 of the Credit Agreement, there are no legal, arbitral or governmental proceedings (including, without limitation, any proceeding instituted by any state insurance commission or similar regulatory body), pending to which the Company or any of its Material Subsidiaries is a party or to which any property of the Company or any of its Material Subsidiaries is the subject which, if determined adversely to the Company or any of its Material Subsidiaries (and there exists a reasonable possibility of such adverse determination), individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect and, to the best of my knowledge, no such proceedings are threatened.

7.                                     Each Material Subsidiary of the Company listed on Schedule 4.1 to the Credit Agreement has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate or analogous powers to conduct its business as presently conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

8.                                     None of the Borrowers is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940.

9.                                     As of the date hereof, the Company owns, directly or indirectly, 100% of the outstanding stock of Allstate Insurance and Allstate Life.

My opinions set forth in paragraph 4 above are based on my consideration only of those statutes, rules and regulations which, in my experience, are normally applicable to the issuance of notes pursuant to a credit agreement and performance of agreements in the nature of the Credit Agreement, except that such opinions are intended, in the case of the Subsidiary Borrowers, to encompass the laws, rules and regulations expressly applicable to insurance companies organized under the law of the State of Illinois.  In rendering the opinions expressed in paragraph 4 insofar as they require interpretation of indentures, agreements or instruments, I have assumed with your permission that all courts of competent jurisdiction would enforce such indentures, agreements or instruments as written but would apply the internal laws of the State of Illinois, without giving effect to any choice of law provisions contained therein or any choice of law principles which could result in application of the internal laws of any other state.

In rendering my opinion, I have assumed that each party to the Credit Agreement (other than the Borrowers) has the requisite corporate power and authority to execute and deliver the Credit Agreement and to perform its obligations under the Credit Agreement; that the Credit Agreement has been duly authorized, executed and delivered by the parties thereto other than the Borrowers and constitutes their legally valid and binding obligation, enforceable against them in accordance with its terms; and that the signatures (other than those on behalf of the Borrowers) on

Allstate Opinion of Internal Counsel

JPMorgan Chase Bank, N.A. et al.

April 27, 2012

all documents examined by me are genuine, assumptions which I have not independently verified.  I express no opinion as to the compliance by the parties to the Credit Agreement (other than the Borrowers) with any state or federal laws or regulations applicable to the transactions contemplated by the Credit Agreement because of the nature of their business.

This opinion speaks as of the date hereof and I do not undertake to advise you of any legal or other developments occurring after the date hereof that may affect the conclusions expressed herein.

This opinion is furnished by me as counsel for the Borrowers to you in connection with the transactions covered hereby, and is solely for your benefit, and is not to be otherwise used, circulated or relied upon without my express written consent.  Notwithstanding the foregoing, persons who subsequently become Lenders (or participants) in accordance with the terms of the Credit Agreement may rely on this letter as of the time of its delivery on the date hereof as if this letter were addressed to them.

Very truly yours,

Mary J. McGinn
Deputy General Counsel
The Allstate Corporation

Allstate Opinion of Internal Counsel

ALLSTATE EXHIBIT B-2

FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO THE BORROWERS

[ATTACHED]

Allstate Opinion of New York Counsel

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 T +1 212 259-8000 F +1 212 259-6333

April 27, 2012

JPMorgan Chase Bank, N.A., as Administrative Agent

and the Lenders party to the Credit Agreement

referred to below

1111 Fannin Street, Floor 10

Houston, Texas  77002

Re:  Allstate Credit Agreement

Ladies and Gentlemen,

We have acted as special legal counsel to The Allstate Corporation (the “Company”), Allstate Insurance Company (“Allstate Insurance”) and Allstate Life Insurance Company (“Allstate Life”) (Allstate Insurance and Allstate Life being herein collectively called the “Subsidiary Borrowers” and the Company and the Subsidiary Borrowers being herein collectively called the “Borrowers”) in connection with that certain Credit Agreement (the “Credit Agreement”) dated as of April 27, 2012 by and among the Borrowers, the lenders party thereto on the date hereof (the “Lenders”), Wells Fargo Bank, National Association, as Syndication Agent, Citibank, N.A. and Bank of America, N.A., as Documentation Agents, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, and JPMorgan Chase Bank, N.A., as Administrative Agent (the Lenders and the various aforementioned agents under the Credit Agreement being herein called “you”). At the request of the Borrowers, we are issuing this opinion letter in our aforementioned capacity in response to the requirement in Section 5.1(b) of the Credit Agreement. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

Dewey & LeBoeuf LLP is a New York limited liability partnership.

NEW YORK   |   LONDON   |   WASHINGTON, DC   |   ABU DHABI   |   ALBANY   |   ALMATY   |   BEIJING   |   BOSTON   |   BRUSSELS

CHICAGO   |   DOHA   |   DUBAI   |    FRANKFURT   |   HONG KONG   |   HOUSTON   |   JOHANNESBURG  (PTY ) LTD.  |   LOS ANGELES

MADRID   |   MILAN   |   MOSCOW   |   PARIS   |   RIYADH AFFILIATED OFFICE   |   ROME   |   SAN FRANCISCO   |   SILICON VALLEY   |   WARSAW

JPMorgan Chase Bank, N.A., as Administrative Agent

and the Lenders party to the Credit Agreement

1111 Fannin Street, Floor 10

Houston, Texas  77002

April 27, 2012

In connection with this opinion, we have (i) examined originals, or certified, conformed or reproduction copies, of such agreements, instruments, documents and records of each Borrower, such certificates of public officials and such other documents, and (ii) received such information from officers and representatives of each Borrower and others, as we have deemed necessary or appropriate for the purposes of this opinion.  We have examined, among other documents, an executed copy of the Credit Agreement.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to authentic original or certified copies of all copies submitted to us as conformed or facsimile, electronic or photostatic copies.  As to questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, statements and representations contained in the certificates and oral or written statements and other information of or from representatives of each Borrower and others and assume compliance on the part of all parties to the Credit Agreement with their covenants and agreements contained therein.  Insofar as statements herein are qualified as being “based upon our knowledge” or “to our knowledge,” such qualification refers and is limited to the actual conscious awareness of facts or other information by lawyers in this firm who devoted substantive attention to the representation of the Borrowers in connection with the Credit Agreement.

In connection with the opinions expressed herein, we have also assumed (i) that all of the parties to the Credit Agreement are validly existing and in good standing under the laws of their respective jurisdictions of organization and have the power and authority to execute and deliver the Credit Agreement, to perform their obligations thereunder and to consummate the transactions contemplated thereby, (ii) that the Credit Agreement has been duly authorized, executed and delivered by all of the parties thereto, other than the Borrowers with respect to execution and delivery, (iii) that the Credit Agreement constitutes valid and binding obligations of all the parties thereto, other than the Borrowers, enforceable against such parties in accordance with their respective terms,  and (iv) that all of the parties to the Credit Agreement comply and will comply with all applicable laws.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.         The Credit Agreement has been duly executed and delivered by each Borrower and is a valid and binding obligation of each Borrower and is enforceable against each Borrower in accordance with its terms.

JPMorgan Chase Bank, N.A., as Administrative Agent

and the Lenders party to the Credit Agreement

1111 Fannin Street, Floor 10

Houston, Texas  77002

April 27, 2012

2.         Assuming that (i) the proceeds of the Loans are applied only as permitted under Section 6.8 of the Credit Agreement and (ii) that the 25% limitation referenced in Section 4.11 of the Credit Agreement is not exceeded, the making of the Loans and the application of the proceeds thereof do not violate Regulations U or X of the Board of Governors of the Federal Reserve System.

3.         No authorizations, approvals or consents of, and no filings or registrations with, any New York Governmental Authority are necessary for the execution, delivery or performance by any Borrower of any Loan Document, or for the legality, validity or enforceability thereof.

The opinions set forth above are subject to the following qualifications:

(A)                           We express no opinion as to:

(i)                                   the validity, binding effect or enforceability of any provision in the Credit Agreement:

(a)                 relating to (I) forum selection or submission to jurisdiction (including any waiver of any objection to venue in any court or that a court is an inconvenient forum) to the extent the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal court sitting in the State of New York, in each case applying the choice of law rules of the State of New York, (III) waivers of any rights to trial by jury or (IV) the subject matter jurisdiction of any United States federal court;

(b)                relating to (I) indemnification, contribution or exculpation in connection with violations of securities laws or statutory duties, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (II) exculpation of any party in connection with its own negligence the enforcement of which a court would determine in the circumstances to be unfair or insufficiently explicit or contrary to public policy;

(c)                 specifying that provisions thereof may be modified or waived only in writing, to the extent that an oral agreement or an implied agreement by

JPMorgan Chase Bank, N.A., as Administrative Agent

and the Lenders party to the Credit Agreement

1111 Fannin Street, Floor 10

Houston, Texas  77002

April 27, 2012

trade practice or course of conduct has been created that modifies or waives any provision of the Credit Agreement;

(d)              relating to default interest or collection costs that a court would determine in the circumstances to be unreasonable, a penalty or a forfeiture;

(e)                 relating to any purported waiver, release or variation of rights or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by any Borrower under the Credit Agreement; or

(f)                    specifying that any person purchasing a participation from a Lender or replacement Lender or other person may exercise set-off or similar rights with respect to such participation or that the Lender or replacement Lender or other person may exercise set-off rights other than in accordance with applicable law;

(ii)    usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for, other than the internal laws of the State of New York and the federal laws of the United States, and, without limiting the foregoing, we expressly disclaim any opinions as to the usury or other such laws of any other jurisdiction (including laws of other states made applicable through principles of federal preemption or otherwise) which may be applicable to the transactions contemplated by the Credit Agreement;

(iii)   any and all federal, state and local laws, orders, regulations, licensing requirements and policies regulating or relating to the conduct of the insurance business (and including without limitation any requirement under any such federal or state law or regulation that any Borrower obtain any consent, approval, authorization or order in order to enter into the Credit Agreement and perform the transactions contemplated thereby or effect of any failure to obtain any such consent, approval, authorization or order); and

(iv)   the effect of the compliance or noncompliance of any Credit Party with any state or federal laws or regulations applicable to such Credit Party because of such Credit Party’s legal or regulatory status or the nature of its business or requiring such Credit Party to qualify to conduct business in any jurisdiction.

(B)   Our opinions are subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general application relating to or affecting creditors’ rights and the rights of creditors of insurers generally and to the supervisory powers of insurance regulatory agencies, and (ii) general equitable principles (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and

JPMorgan Chase Bank, N.A., as Administrative Agent

and the Lenders party to the Credit Agreement

1111 Fannin Street, Floor 10

Houston, Texas  77002

April 27, 2012

limits on the availability of equitable remedies), whether considered in a proceeding at law or in equity.

(C)       We note that dicta in the Delaware Court of Chancery opinion given in San Antonio Fire & Police Pension Fund v. Amylin Pharmaceuticals, Inc. imply that a change-in-control provision may not be enforceable under circumstances where such provision was adopted with the primary purpose of interfering with stockholder voting rights.

(D)       None of the opinions or advice contained in our letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

(i)         federal securities laws and regulations (including without limitation all laws and regulations administered by the United States Securities and Exchange Commission) and state “Blue Sky” laws and regulations;

(ii)        pension and employee benefit laws and regulations (e.g., ERISA);

(iii)       federal and state antitrust and unfair competition laws and regulations;

(iv)       compliance with fiduciary duty requirements;

(v)        the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions and judicial decisions to the extent that they deal with any of the foregoing;

(vi)       federal and state environmental, land use and subdivision, racketeering (e.g., RICO), health and safety (e.g., OSHA), labor and tax laws and regulations; and

(vii)      any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act).

(E)       The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York.

The opinions expressed herein are given only as of the date hereof, and we undertake no responsibility to update or supplement this opinion letter after the date hereof for any reason.

JPMorgan Chase Bank, N.A., as Administrative Agent

and the Lenders party to the Credit Agreement

1111 Fannin Street, Floor 10

Houston, Texas  77002

April 27, 2012

The opinions expressed herein are solely for your benefit, in connection with the transactions contemplated by the Credit Agreement and may not be relied upon for any other purpose, or relied upon in any manner or used for any purpose by any other person, and may not be quoted in whole or in part, without our prior written consent.  This letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document without our prior written consent. Notwithstanding the foregoing, persons who subsequently become Lenders (or participants) in accordance with the terms of the Credit Agreement may rely on this letter as of the time of its delivery on the date hereof as if this letter were addressed to them.

Very truly yours,

ALLSTATE EXHIBIT C

FORM OF NOTE

___________, 20__
New York, New York

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a _______________ [corporation/insurance company] (the “Borrower”), hereby promises to pay to the order of _____________ (the “Lender”) the unpaid principal amount of the Loans made by the Lender to the Borrower, in the amounts and at the times set forth in the Credit Agreement, dated as of April 27, 2012, among The Allstate Corporation, Allstate Insurance Company, Allstate Life Insurance Company, the Lenders party thereto and JPMorgan Chase Bank N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and to pay interest from the date hereof on the principal balance of such Loans from time to time outstanding at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Administrative Agent located at [270 Park Avenue, New York, New York], or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds.  Terms not otherwise defined herein but defined in the Credit Agreement are used herein with the same meanings.

The Loans evidenced by this Note are prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Credit Agreement.  This Note is subject to, and should be construed in accordance with, the provisions of the Credit Agreement and is entitled to the benefits set forth in the Loan Documents.

The Lender is hereby authorized to record on the Schedule annexed hereto, and any continuation sheets which the Lender may attach hereto, (i) the date of each Loan made by the Lender to the Borrower, (ii) the Type and amount thereof, (iii) the interest rate and Interest Period applicable to each Eurodollar Loan and (iv) the date and amount of each conversion of, and each payment or prepayment of the principal of, any such Loan.  The entries made on such Schedule shall be prima facie evidence of the existence and amounts of the obligations recorded thereon, provided that the failure to so record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of the Credit Agreement.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

Whenever in this Note either party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.  The Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly permitted by the Loan Documents. No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into between the Borrower and the Lender with respect to which such waiver, amendment, modification or consent is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement.

Allstate Note

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement.

The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the other Loan Documents, or for recognition or enforcement of any judgment, and the Borrower, and by accepting this Note, the Lender, hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. The Borrower, and by accepting this Note, the Lender, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

The Borrower, and by accepting this Note, the Lender, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or the other Loan Documents in any court referred to in the preceding paragraph hereof. The Borrower, and by accepting this Note, the Lender, hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

The Borrower, and by accepting this Note, the Lender, irrevocably consents to service of process in the manner provided for notices herein. Nothing herein will affect the right of the Borrower to serve process in any other manner permitted by law.

[Balance of this Page is Intentionally Blank]

8

Allstate Note

THE BORROWER, AND BY ACCEPTING THIS NOTE, THE LENDER, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE BORROWER, AND BY ACCEPTING THIS NOTE, THE LENDER, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

[NAME OF BORROWER]

By:
Name:
Title:

By:
Name:
Title:

9

Allstate Note

SCHEDULE TO NOTE

Date	Type of Loan	Amount of Loan	Amount of principal converted, paid or prepaid	Interest rate on Eurodollar Loans	Interest Period for Eurodollar Loans	Notation made by

Allstate Note

ALLSTATE EXHIBIT D

FORM OF INCREASE SUPPLEMENT

INCREASE SUPPLEMENT, dated as of ___________, to the Credit Agreement, dated as of April 27, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among The Allstate Corporation, a Delaware corporation, Allstate Insurance Company, an Illinois insurance company, and Allstate Life Insurance Company, an Illinois insurance company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

1.         Pursuant to Section 2.5(d) of the Credit Agreement, the Company hereby submits this Increase Supplement to the Administrative Agent.

2.         Each of the following Lenders (each an “Increasing Lender”) has been invited by the Company, and is ready, willing and able, to increase its Commitment as follows:

Name of Lender	Commitment (after giving effect to this Increase)
$_____________
$_____________
$_____________

3.         Each of the following Persons (each a “Proposed Lender”) has been invited by the Company, and is ready, willing and able, to become a “Lender” and to provide a new Commitment as follows:

Name of Proposed Lender	Commitment
$_____________
$_____________
$_____________

4.         Each Borrower hereby represents and warrants to each Credit Party, each Increasing Lender and each Proposed Lender that, assuming the Administrative Agent executes and delivers this Increase Supplement, all of the conditions set forth in Section 2.5(d) of the Credit Agreement have been satisfied and each Borrower is in compliance with all of the terms of such Section.

5.         Pursuant to Section 2.5(d) of the Credit Agreement, by execution and delivery of this Increase Supplement, together with the satisfaction of all of the other requirements set forth in such Section 2.5(d), (i) each Increasing Lender’s Commitment shall be increased to the amount set forth above next to its name, and (ii) each Proposed Lender shall become a party to the Credit Agreement and shall for all purposes of the Loan Documents be deemed a “Lender” having a Commitment as set forth above next to its name.

Increase Supplement

IN WITNESS WHEREOF, the parties hereto duly executed this Increase Supplement as of the day and year first above written.

THE ALLSTATE CORPORATION

By:
Name:
Title:

By:
Name:
Title:

ALLSTATE INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

ALLSTATE LIFE INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[INCREASING LENDER]

By:
Name:
Title:

1

Increase Supplement

[PROPOSED LENDER]

By:
Name:
Title:

2

Increase Supplement